                                                                     Exhibit 4.2

                                                                [EXECUTION COPY]

                        NOTE AND STOCK PURCHASE AGREEMENT


                         DATED AS OF SEPTEMBER 15, 2000


                                      AMONG


                          PSYCH SYSTEMS HOLDINGS, INC.,


                                    AS ISSUER


                  THE GUARANTORS FROM TIME TO TIME PARTY HERETO


                                       AND


                        CANPARTNERS INVESTMENTS IV, LLC,


                                  AS PURCHASER


                           --------------------------


                                   $7,500,000


                      SECOND PRIORITY SENIOR SECURED NOTES


                                    DUE 2004


                           --------------------------

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I.
               DEFINITIONS AND INTERPRETATION................................2
            Section 1.01.  Certain Defined Terms.............................2
            Section 1.02.  Computation of Time Periods......................17
            Section 1.03.  Accounting Terms and Determinations..............17
            Section 1.04.  References to this Agreement.....................17
            Section 1.05.  Miscellaneous Terms..............................17

ARTICLE II.
               THE NOTES....................................................18
            Section 2.01.  Sale and Purchase of Notes.......................18
            Section 2.02.  Registration of Notes............................18
            Section 2.03.  Transfer and Exchange of Notes...................18
            Section 2.04.  Replacement of Notes.............................19
            Section 2.05.  Payments on Notes................................20
            Section 2.06.  Mandatory Offers to Repurchase the Notes;
                           Mandatory Prepayments............................20
            Section 2.07.  Optional Prepayments of the Notes................22
            Section 2.08.  Purchases of Notes...............................22
            Section 2.09.  Allocation of Partial Prepayments................23

ARTICLE III.
               GUARANTEE OF NOTES...........................................23
            Section 3.01.  Agreement of Guaranty............................23
            Section 3.02.  Guaranty Irrevocable.............................23
            Section 3.03.  Certain Waivers..................................24
            Section 3.04.  Certain California Law Waivers...................25
            Section 3.05.  Limitations on Subrogation.......................26
            Section 3.06.  Limit on Amount of Guaranty......................26
            Section 3.07.  Release of Subsidiary Guarantors under Certain
                           Circumstances....................................26
            Section 3.08.  Subordination of Certain Indebtedness............27
            Section 3.09.  Guarantors' Indemnity............................27
            Section 3.10.  No Duty of Inquiry...............................27
            Section 3.11.  No Duty to Provide Data to Guarantors............27
            Section 3.12.  Rights Cumulative................................27
            Section 3.13.  Certain Waivers Regarding Interest Accruals......28
            Section 3.14.  Continuation of Guaranty.........................28
            Section 3.15.  Continuing Guaranty..............................28


                                       i
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                                TABLE OF CONTENTS
                                   (continued)

                                                                          Page
                                                                          ----

ARTICLE IV.
               CLOSING......................................................28
            Section 4.01.  Closing of Purchase and Sale of Notes and Shares.28
            Section 4.02.  Additional Conditions to Closing.................29

ARTICLE V.
               REPRESENTATIONS AND WARRANTIES...............................32
            Section 5.01.  Representation and Warranties of the Obligors....32
            Section 5.02.  Representations of the Purchaser.................40

ARTICLE VI.
               REPORTING AND AFFIRMATIVE COVENANTS..........................40
            Section 6.01.  Financial and Business Information...............40
            Section 6.02.  Officer's Certificate............................43
            Section 6.03.  Inspection.......................................44
            Section 6.04.  Compliance with Law..............................44
            Section 6.05.  Insurance........................................44
            Section 6.06.  Maintenance of Properties........................45
            Section 6.07.  Payment of Taxes and Claims......................45
            Section 6.08.  Corporate Existence, etc.........................45
            Section 6.09.  Maintenance of Books and Records.................45
            Section 6.10.  Maintenance of Lines of Business.................46
            Section 6.11.  Private Placement Numbers........................46
            Section 6.12.  Liens............................................46
            Section 6.13.  Rule 144.........................................46
            Section 6.14.  Use of Proceeds; Margin Regulations..............46
            Section 6.15.  Further Assurances; Security Interests...........46
            Section 6.16.  Prepayment of Senior Debt........................47
            Section 6.17.  Right to Provide Financing.......................48
            Section 6.18.  Hazardous Materials; Remediation.................48
            Section 6.19.  Board Meetings. .................................49
            Section 6.20.  Enforcement of Covenants Not to Compete and
                           Material Contracts...............................49
            Section 6.21.  Landlord and Warehouseman Waivers................49
            Section 6.22.  Mortgages on Real Property; Title Insurance and
                           Survey...........................................49
            Section 6.23.  Additional Subsidiaries..........................50
            Section 6.24.  Accreditation and Licensing......................50
            Section 6.25.  Issuance of Additional Notes.....................50
            Section 6.26.  Interest Rate Contracts..........................50
            Section 6.27.  Post-Closing Deliveries and Requirements.........51


                                       ii
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                                TABLE OF CONTENTS
                                   (continued)

                                                                          Page
                                                                          ----

ARTICLE VII.
               NEGATIVE COVENANTS...........................................51
            Section 7.01.  Transactions with Affiliates; Management
                           Compensation.....................................51
            Section 7.02.  Consolidations and Mergers.......................51
            Section 7.03.  Limitation on Asset Sales........................51
            Section 7.04.  Restricted Payments and Investments..............52
            Section 7.05.  Limitation on Additional Indebtedness............52
            Section 7.06.  Negative Pledge..................................53
            Section 7.07.  Rank of Future Indebtedness......................53
            Section 7.08.  Activities of Parent.............................53
            Section 7.09.  ERISA............................................54
            Section 7.10.  Amendments or Waivers............................54
            Section 7.11.  Restrictions on Sale and Issuance of Capital
                           Stock............................................54
            Section 7.12.  Capitated Beneficiary Adjustments; Public
                           Contracts Capitation Risk........................54
            Section 7.13.  Fiscal Year......................................55
            Section 7.14.  Total Debt Service Coverage Ratio................55
            Section 7.15.  Minimum EBITDA...................................55
            Section 7.16.  Restrictive Agreements...........................56
            Section 7.17.  Equity Securities Issuances to Employees and
                           Management.......................................56
            Section 7.18.  Segregated Account...............................56

ARTICLE VIII.
               EVENTS OF DEFAULT AND REMEDIES...............................56
            Section 8.01.  Events of Default................................56
            Section 8.02.  Remedies on Event of Default, Etc................60

ARTICLE IX.
               MISCELLANEOUS................................................61
            Section 9.01.  Expenses, etc....................................61
            Section 9.02.  Survival of Representations and Warranties;
                           Entire Agreement.................................62
            Section 9.03.  Amendment and Waiver.............................62
            Section 9.04.  Notices..........................................63
            Section 9.05.  Reproduction of Documents........................65
            Section 9.06.  Confidential Information.........................65
            Section 9.07.  Transfers of Notes...............................66
            Section 9.08.  Successors and Assigns...........................66
            Section 9.09.  Severability.....................................66
            Section 9.10.  Construction.....................................66
            Section 9.11.  Counterparts.....................................66
            Section 9.12.  Governing Law....................................67


                                       iiI
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                                TABLE OF CONTENTS
                                   (continued)

                                                                          Page
                                                                          ----

            Section 9.13.  Indemnification..................................67
            Section 9.14.  Maximum Rate.....................................67

Schedules:
1.01(b)           Permitted Liens
4.02(h)           Litigation
5.01(c)           Changes to Financial Condition
5.01(d)(ii)       Material Agreements
5.01(e)           Permits
5.01(f)(i)        Corporate Structure
5.01(f)(ii)       Ownership of Pledged Securities
5.01(f)(ii)(a)    Rights of Conversion into Shares of Parent
5.01(f)(ii)(b)    Rights of Conversion into Shares of Non-Parent Obligors
5.01(f)(ii)(c)    Rights of Conversion into Shares of Non-Obligor Subsidiaries
5.01(i)           Chief Executive Office of Obligors and Location of Records
5.01(n)           Material Assets
5.01(t)(i)        Indebtedness of Obligors

                                                                [EXECUTION COPY]

                       NOTE AND STOCK PURCHASE AGREEMENT

            THIS NOTE AND STOCK PURCHASE AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT") is entered into as of September 15, 2000 by and among (i) PSYCH SYSTEMS HOLDINGS, INC., a Delaware corporation (the "ISSUER"), (ii) THE GUARANTORS FROM TIME TO TIME PARTY HERETO, (iii) CANPARTNERS INVESTMENTS IV, LLC, a California limited liability company (the "INITIAL PURCHASER"), and (iv) THE OTHER PURCHASERS FROM TIME TO TIME PARTY HERETO (together with the Initial Purchaser, the "PURCHASER").

                                    RECITALS

            WHEREAS, the Issuer desires to sell and the Purchaser desires to purchase in each case on the terms and conditions set forth in this Agreement, $7,500,000 in aggregate principal amount of the Issuer's 15% Senior Subordinated Secured Notes due June 15, 2004, for an aggregate purchase price of $7,115,142.86, which notes shall be in substantially the form of EXHIBIT A attached hereto and made a part hereof (together with any Additional Notes (as defined below) and such notes issued in substitution therefor pursuant to SECTIONS 2.03 and 2.04 of this Agreement, the "NOTES");

            WHEREAS, concurrently with the issuance of the Notes, the Purchaser has agreed to purchase and American Psych Systems Holdings, Inc., a Delaware corporation and the parent of the Issuer (the "PARENT") has agreed to issue to the Purchaser an aggregate of 750,000 shares of the Parent's Common Stock (the "SHARES") for an aggregate purchase price of $750, and the Purchaser and the Parent have agreed to Purchaser's exercise of previously issued Warrants in exchange for 1,183,928 shares of Common Stock (the "WARRANT SHARES");

            WHEREAS, the Purchaser has required as a condition, among others, to its purchase of the Notes that the Parent and each Subsidiary of the Issuer named as a Guarantor herein unconditionally guarantee the prompt and complete payment and performance of the Issuer's obligations under the Notes, this Agreement and the other Note Documents; and

            WHEREAS, to provide assurance for the repayment of the Notes, the Issuer and the Guarantors will provide or will cause to be provided to the Purchaser, a security interest in the Collateral pursuant to the applicable Security Documents;

            WHEREAS, the Issuer has entered into that certain Credit Agreement, dated as of December 23, 1998, as amended on August 26, 1999, October 18, 1999, June 23, 2000 and the date hereof (as the same may be further amended, supplemented or otherwise modified from time to time, the "EXISTING CREDIT AGREEMENT") with Bank of America, N.A. (successor in interest to Banc of America Commercial Finance Corporation, formerly known as NationsCredit Commercial Corporation), as agent for all of the "Lenders" named therein (the "EXISTING LENDERS") pursuant to which, among other things, the Existing Lenders have agreed, subject to the terms and conditions set forth in the Existing Credit Agreement, to make certain loans and financial accommodations to the Issuer;

                                                                [EXECUTION COPY]

            WHEREAS, the Existing Lenders have required as a condition, among others, to their obligations under the Existing Credit Agreement that the Purchaser enter into that certain Subordination and Intercreditor Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT").

            NOW, THEREFORE, in consideration of the foregoing and each of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

            SECTION 1.01. Certain Defined Terms. As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

            "ADDITIONAL NOTE" is defined in SECTION 6.25.

            "AFFILIATE" means with respect to any Person (i) any other Person that directly, or indirectly through one or more intermediaries, controls such first Person (a "CONTROLLING PERSON") or (ii) any other Person which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" of a Person means the possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "AFFILIATED INVESTOR" shall mean with respect to any Person, all other Persons the investment affairs of which are controlled or managed by the first Person.

            "AGREEMENT" is defined in the preamble to this Agreement.

            "APS" means American Psych Systems, Inc., an Iowa corporation.

            "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by any Obligor of any asset, but excluding (i) dispositions of inventory in the ordinary course of business and (ii) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement; provided that a disposition of assets not excluded by clauses (i) or (ii) above during any Fiscal Year shall not constitute an Asset Sale unless and until (and only to the extent that), subject to the provisions of Section 6 of the Intercreditor Agreement: (x) the aggregate Net Cash Proceeds of such disposition of assets are not used for the purchase of reasonably equivalent replacements of such assets acquired or ordered within 90 days thereof or (y) the aggregate Net Cash Proceeds from such disposition (if not used as provided in clause (x) above), when combined with all other such dispositions previously made during such Fiscal Year and not used as provided in clause (x) above, exceeds $100,000.

                                                                [EXECUTION COPY]

            "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.ss.ss.101 ET SEQ.).

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

            "CAPITAL LEASE" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

            "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock of such Person (if a corporation) or any and all similar ownership interests in a Person (other than a corporation) whether now outstanding or issued after the date of this Agreement.

            "CAPITATED BENEFICIARY ADJUSTMENT PAYMENT" means any payments made to APS upon the termination of the PHC Service Agreement pursuant to Section 2.3 of the PHC Purchase Agreement based on the formula set forth on Schedule II-A to the PHC Purchase Agreement.

            "CHAMPUS" means, collectively, the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including
(a) all federal statutes (whether set forth in 10 U.S.C. ss.ss.1071-1106 or elsewhere) affecting such program; and (b) all rules, regulations (including 32 C.F.R. ss.199), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "CHAMPVA" means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in 38 U.S.C. ss.1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA, CHAMPUS; and (b) all rules, regulations (including 38 C.F.R. ss.17.54), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "CHANGE OF CONTROL" means the occurrence of one or more of the following events after the date hereof:

                  (i) any person or group of persons (within the meaning of Rule 13d-3 promulgated by the Securities and Exchanges Commission under the Securities Exchange Act of

                                                                [EXECUTION COPY]

1934, as amended), other than the current owners and Persons who acquire Common Stock as consideration for acquisitions, shall have acquired beneficial ownership (within the meaning of such Rule 13d-3) of 25% or more of the Common Stock of the Parent;

                  (ii) each of Dr. Kenneth A. Kessler, Nazem & Company IV, L.P., Applewood Associates, L.P., Seneca Ventures, Woodland Partners and Woodland Venture Fund shall hold less than the number of outstanding shares of such class of capital stock of the Parent (on a fully diluted basis) as each such Person holds on the Closing Date;

                  (iii) Dr. Kenneth A. Kessler shall cease to perform the functions of President and Chief Executive Officer of the Issuer, and a successor shall not have been appointed by the Issuer and approved by the Required Holders within 90 days thereafter; or

                  (iv) during any twelve consecutive calendar months, Persons who were directors of the Parent or who were directors of the Issuer on the first day of such period shall cease to constitute a majority of the board of directors of the Parent or the Issuer, respectively.

            "CLOSING" is defined in SECTION 4.01.

            "CLOSING DATE" is defined in SECTION 4.01.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "COLLATERAL" means with respect to each Obligor, all of such Obligor's Property pledged as security for the Obligations pursuant to the Security Documents.

            "COLLATERAL AGENT" has the meaning set forth in the Intercreditor Agreement.

            "COMMISSION" means the Securities and Exchange Commission.

            "COMMON STOCK" means (i) both the Class A Common and the Class B Common shares of the Parent, $0.001 par value, as set forth in its Certificate of Incorporation and (ii) any securities issued in respect of or exchange for the securities described in clause (i) pursuant to a stock dividend, stock split, recapitalization, merger or reclassification.

            "CONFIDENTIAL INFORMATION" is defined in SECTION 9.06.

            "CONSOLIDATED ADJUSTED CURRENT ASSETS" means, at any date, the Consolidated Current Assets (excluding cash and cash equivalents) of the Parent and its Consolidated Subsidiaries determined as of such date.

            "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate amount of expenditures by the Parent and its Consolidated Subsidiaries for plant, property and equipment during such period (including any such expenditures by way of acquisition of a Person or by way of assumption of Indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment), but excluding any such expenditures made for the

                                                                [EXECUTION COPY]

replacement or restoration of assets to the extent financed by condemnation awards or proceeds of insurance received with respect to the loss or taking of or damage to the asset or assets being replaced or restored.

            "CONSOLIDATED CURRENT ASSETS" means, at any date, the consolidated current assets of the Parent and its Consolidated Subsidiaries determined as of such date.

            "CONSOLIDATED CURRENT LIABILITIES" means, at any date, (i) the consolidated current liabilities (excluding Indebtedness) of the Parent and its Consolidated Subsidiaries plus (ii) the current liabilities of any Person (other than the Parent or a Consolidated Subsidiary) which are Guaranteed by the Parent or a Consolidated Subsidiary, all determined as of such date.

            "CONSOLIDATED EBITDA" means, for any period, the EBITDA of the Parent and its Consolidated Subsidiaries for such period.

            "CONSOLIDATED FREE CASH FLOW" means, for any period, Consolidated EBITDA for such period minus the following amounts:

            (a) all cash payments of income taxes by the Parent and its Consolidated Subsidiaries during such period; and

            (b) Consolidated Capital Expenditures for such period, to the extent that such Consolidated Capital Expenditures are permitted by Senior Debt Documents and are not financed during such period with the proceeds of Indebtedness of the Parent or any Subsidiary permitted under SECTION 7.05(b).

            "CONSOLIDATED NET INCOME" means, the net income of the Parent and its Consolidated Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Parent in its consolidated financial statements if such statements were prepared as of such date.

            "CONTRIBUTION AGREEMENT" means the Contribution Agreement of even date herewith between the Guarantors and the Purchaser, as the same may be amended, supplemented or otherwise modified from time to time.

            "COVENTRY HEALTH CARE" means Coventry Health Care, Inc., an Iowa corporation.

            "CURRENT RATIO" means at any time the ratio of (i) Consolidated Current Assets to (ii) Consolidated Current Liabilities, each as of the last day of the then most recently ended calendar month.

            "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                                                                [EXECUTION COPY]

            "DEFAULT RATE" means that rate of interest that is 2.5% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

            "EBITDA" means, for any period and for any Person, the Consolidated Net Income of such Person and its consolidated subsidiaries for such period, after all expenses and other proper charges except depreciation, interest, amortization and income taxes, determined in accordance with GAAP (specifically including in the calculation thereof in the case of the Parent and its Consolidated Subsidiaries (x) any income or loss from discontinued operations and (y) the full amount of any charges incurred in such period related to the development of new business, whether expensed or capitalized) (A) eliminating, without duplication: (i) all intercompany items, (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries of such Person unless actually received by such Person, (iii) all income arising from the forgiveness, adjustment, or negotiated settlement of any indebtedness, (iv) any extraordinary items of income or expense, (v) any increase or decrease in income arising from any change in such Person's method of accounting, subject (in the case of the Parent) to SECTION 1.03, and (vi) any interest income, and (B) deducting therefrom, to the extent not previously deducted in calculating Consolidated Net Income, any development costs incurred subsequent to the Closing Date, whether expensed or capitalized on the books of the Parent.

            "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under section 414 of the Code.

            "EQUITY INTEREST" means the legal or beneficial ownership of all or a portion of the equity of a Person, including but not limited to preferred or common stock, options, warrants or rights to acquire stock, interests in a limited liability company, trusts, interests in a general or limited partnership or interests in other Persons, however denominated.

            "EVENT OF DEFAULT" is defined in SECTION 8.01.

            "EXCESS CASH FLOW" means, for any period, an amount equal to (i) Consolidated Free Cash Flow for such period, plus (ii) any interest income of the Parent and its Consolidated Subsidiaries for such period, minus (iii) the sum for such period of Total Debt Service for such period, and plus (or minus)
(iv) any decrease (or increase) in the Net Working Investment (other than as a result of acquisitions) at the end of such Fiscal Year, when compared with the Net Working Investment at the end of the prior Fiscal Year.

            "EXCESS CASH FLOW ADJUSTMENT DATE" is defined in SECTION 2.06(b)

            "EXCHANGE ACT" means the Securities Exchange Act of 1934.

            "EXISTING CREDIT AGREEMENT" is defined in the recitals to this Agreement.

            "EXISTING LOAN DOCUMENTS" means the Existing Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

            "EXTRAORDINARY PROCEEDS" means the following cumulative proceeds of the Parent, Issuer and any Subsidiary from any and all of the following in the aggregate, regardless of the timing of receipt of such proceeds:

            (i) 100% of Net Cash Proceeds from Asset Sales;

            (ii) 50% of the first Five Million Dollars ($5,000,000) of Net Cash Proceeds from a Private Equity Issuance and 100% of Net Cash Proceeds from a Private Equity Issuance in excess of Five Million Dollars ($5,000,000);

            (iii) 100% of Major Casualty Proceeds unless, the Required Lenders (as defined in the Existing Credit Agreement) shall otherwise direct (in which case the amount of such payment shall be deposited into the Insurance Account (as defined in the Existing Credit Agreement) to be held and applied in accordance with the Security Documents);

            (iv) 100% of Capitated Beneficiary Adjusted Payments; or

            (v) 62.5% of the first Thirty Million Dollars ($30,000,000) of the Net Cash Proceeds from an IPO or any subsequent public issuance of equity and 87.5% of Net Cash Proceeds from an IPO or any subsequent public issuance of equity in excess of Thirty Million Dollars ($30,000,000).

            "FISCAL YEAR" means a fiscal year of the Issuer.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, as applied by the Parent and its Subsidiaries on a consistent basis.

            "GOVERNING DOCUMENTS" means, with respect to any corporation, limited liability company or partnership (a) the articles/certificate of incorporation (or the equivalent formation documents) of such corporation or limited liability company, (b) the partnership agreement executed by the partners in the partnership, (c) the by-laws (or the equivalent organizational documents) of the corporation, limited liability company or partnership and (d) any document setting forth the designation, amount and/or relative rights, limitations and

                                                                [EXECUTION COPY]

preferences of any class or series of such corporation's capital stock or such limited liability company's or partnership's equity or ownership interests, as in effect from time to time.

            "GOVERNING LAW" means the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

            "GOVERNMENTAL AUTHORITY" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which any Obligor conducts all or any part of its business, or which asserts jurisdiction over any properties of such Obligor, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "GUARANTORS" means, collectively, the Parent, each Subsidiary of the Parent, other than the Issuer, and each other Person who now or in the future guarantees the payment and performance of the Obligations; PROVIDED, HOWEVER, that no Person shall be a Guarantor after such time as such Person has been released from its Guaranty of the Notes pursuant to the provisions of this Agreement.

            "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "GUARANTY" means, with respect to any Guarantor, its guaranty of the Notes and all of its obligations thereunder as set forth in Article III hereof.

            "HAZARDOUS MATERIALS" means: (i) any "hazardous substance" as defined in CERCLA; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) petroleum, its derivatives, by-products and other hydrocarbons; and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

            "HAZARDOUS MATERIALS CONTAMINATION" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

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                                                                [EXECUTION COPY]

            "HCFA" shall mean the Health Care Financing Administration, an agency of HHS, and any successor thereto.

            "HHS" means the United States Department of Health and Human Services or any successor thereto.

            "HIGHEST LAWFUL RATE" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Note Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Note Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

            "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to
SECTION 2.02.

            "INDEBTEDNESS" of a Person means at any date, without duplication, all obligations of such Person which, in accordance with GAAP, would be included as a liability on the balance sheet of such Person, including, without limitation, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) all Capital Leases of such Person, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (vi) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (viii) all indebtedness secured by a Lien on any asset of such Person, whether or not such indebtedness is otherwise an obligation of such Person, (ix) all indebtedness of others Guaranteed by such Person, and (x) all obligations of such Person in respect of settlements (structured or otherwise) of any litigation involving such Person.

            "INSOLVENCY EVENT" means any of the events described in paragraphs
(h) and (j) of SECTION 8.01.

            "INTERCREDITOR AGREEMENT" is defined in the recitals to this Agreement.

            "INTEREST RATE CONTRACT" means any interest rate exchange, swap, collar, future protection, cap, floor or similar agreements providing interest rate protection.

                                                                [EXECUTION COPY]

            "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

            "IPO" means the closing of a Person's initial public offering of its shares under the Securities Act.

            "ISSUER" is defined in the preamble to this Agreement.

            "KEY-PERSON LIFE INSURANCE POLICY" is defined in SECTION 6.05(e).

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Note Documents, the Parent, the Issuer or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

            "LINES OF BUSINESS" means any of the delivery and arranging for delivery of behavioral health care services and substance abuse services and the management and/or administration of the delivery of such behavioral health care services and substance abuse services.

            "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received in connection with one or more related events by any Obligor under any Property Insurance Policy, or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by any Obligor, if the amount of such aggregate insurance proceeds or award or other compensation exceeds $100,000.

            "MATERIAL" means material in relation to the business, operations, financial condition, assets, properties, or prospects of the Parent and its Subsidiaries taken as a whole.

            "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Parent and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Collateral Agent or the Holders under the Note Documents, or the ability of the Issuer, the Parent or any other Obligor to perform its obligations under the Note Documents to which it is a party, as applicable, (c) the legality, validity or enforceability of any Note Document, or (d) the existence, perfection or priority of any security interest granted in the Note Documents or the value of the Collateral (including its value to the Collateral Agent and the Holders as security for the Obligations).

            "MATERIAL AGREEMENT" is defined in SECTION 5.01(d)(ii).

                                                                [EXECUTION COPY]

            "MAXIMUM SENIOR DEBT AMOUNT" has the meaning set forth in the Intercreditor Agreement.

            "MEDICAID" means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 USC ss.ss.1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program (including any program operated under a Section 1115 demonstration waiver approved by HCFA) and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all government authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "MEDICARE" means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC ss.ss.1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program including
(a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "MINIMUM RESERVE" means the aggregate of the deposits and cash amounts established by the Parent or its Subsidiaries in an aggregate amount of at least $2 million.

            "MORTGAGE" means any mortgage, deed of trust, deed to secure debt or other similar instrument delivered by any Obligor pursuant to SECTION 6.22 hereof, which shall be in such form as may be required by the Collateral Agent and the Required Holders.

            "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            "NET CASH PROCEEDS" means, with respect to any transaction, an amount equal to the cash proceeds received by an Obligor from or in respect of such transaction (including any cash proceeds received as income or other proceeds of any non-cash proceeds of such transaction), less (x) any expenses (including commissions) reasonably incurred by such Person in respect of such transaction, and (y) in the case of an Asset Sale, the amount of any Indebtedness secured by a Lien on the related asset and discharged from the proceeds of such Asset Sale and any taxes paid or payable by such Person (as estimated by the chief financial officer of the Issuer) in respect of such Asset Sale.

                                                                [EXECUTION COPY]

            "NET WORKING INVESTMENT" means, at any date, Consolidated Adjusted Current Assets minus Consolidated Current Liabilities, all determined at such date.

            "NOMINEE AGREEMENT ASSIGNMENTS" means those certain Nominee Agreement Assignments of even date herewith between the Issuer and the Collateral Agent regarding Psych Systems of Westchester, Inc., Psych Systems of Long Island, Inc., and Psych Systems of Manhattan, Inc., respectively, as the same may be amended, supplemented or otherwise modified from time to time.

            "NOTE DOCUMENTS" means, collectively, this Agreement, the Notes, the Registration Rights Agreement, the Security Documents, the Contribution Agreement, the Intercreditor Agreement and all other documents, agreements, instruments, opinions and certificates now or hereafter delivered in connection herewith or therewith.

            "NOTES" is defined in the recitals to this Agreement.

            "OBLIGATIONS" means all present and future obligations and liabilities of any Obligor arising under or in connection with any Note Document, due or to become due to any Holder or any other Person entitled to indemnification pursuant to SECTION 9.13, or (to the extent permitted by the Note Documents) any of their respective successors, transferees or assigns, and shall include, without limitation, (i) unpaid principal and interest under the Notes (including interest accruing on or after the occurrence of an Insolvency Event, whether or not allowed as a claim in any proceeding relating to the Insolvency Event), (ii) fees, expenses and indemnification and expense reimbursement obligations arising under any of the Note Documents, and (iii) the obligations of the Guarantors arising under ARTICLE III of this Agreement.

            "OBLIGOR" means the Issuer or any Guarantor and "OBLIGORS" means the Issuer and all of the Guarantors.

            "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of any Obligor whose responsibilities extend to the subject matter of such certificate.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "PERMITTED CONTEST" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

            "PERMITTED LIENS" means Liens permitted pursuant to SECTION 7.06.

            "PERMITTED REFINANCING" has the meaning set forth in the Intercreditor Agreement.

                                                                [EXECUTION COPY]

            "PERMITTED REFINANCING SENIOR DEBT DOCUMENTS" means any financing documentation executed in connection with a Permitted Refinancing, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement and the Intercreditor Agreement.

            "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

            "PHC PURCHASE AGREEMENT" means that certain Stock Purchase Agreement, dated as of September 26, 1997, between APS and Principal Health Care, Inc., an Iowa corporation, and assigned to Coventry Health Care.

            "PHC SERVICE AGREEMENT" means that certain Behavioral Health Services Agreement, dated as of September 26, 1997, by and among the Parent, APS, Principal Health Care, Inc., an Iowa corporation ("PHC"), and each of PHC's health maintenance organization subsidiaries party thereto, as assigned to Coventry Health Care.

            "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Obligor or any ERISA Affiliate or with respect to which any Obligor or any ERISA Affiliate may have any liability.

            "PLEDGED SECURITIES" means all of the issued and outstanding Equity Interests of the Subsidiaries and of the Issuer.

            "PLEDGORS" means those Obligors identified on SCHEDULE 5.01(f)(ii).

            "POST CLOSING UNDERTAKING" means that certain Post Closing Undertaking of even date herewith among the Issuer, the Parent, each of the Subsidiaries of the Parent, the Collateral Agent and the Purchaser.

            "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

            "PREPAYMENT TRANSACTION" is defined in SECTION 2.06.

            "PRIORITY" means Priority, Inc., a Michigan corporation.

            "PRIVATE EQUITY ISSUANCE" means any private issuance and sale of Common Stock or other equity securities.

                                                                [EXECUTION COPY]

            "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

            "PROPERTY INSURANCE POLICY" means any insurance policy maintained by any Obligor covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

            "PURCHASERS" OR "PURCHASER" means collectively, as of the Closing Date, each Person a signatory hereto as a Purchaser and, at any other given time, each Person which is a party hereto as a Purchaser, and any Person to which a Purchaser has assigned some or all of its rights to purchase the Notes and the Shares hereunder.

            "REAL PROPERTY" shall have the meaning assigned to it in SECTION
6.22.

            "REGISTRATION RIGHTS AGREEMENT" means the Amended and Restated Registration and Shareholders Rights Agreement of even date herewith among the Parent, the Issuer and the Purchaser with respect to the Shares, as the same may be amended, supplemented or otherwise modified from time to time.

            "RELATED PERSON" means any Affiliate of the Parent, the Issuer or any officer, employee, director or stockholder of the Parent, the Issuer or any Affiliate, or a relative of any of the foregoing.

            "REQUIRED HOLDERS" means, at any time, the Holders of more than fifty percent in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Related Persons).

            "REQUIREMENT OF LAW" means (a) the Governing Documents of a Person,
(b) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

            "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of any Obligor with responsibility for the administration of the relevant portion of this Agreement or any Note Document.

            "RESTRICTED PAYMENT" means as to any Person (i) any dividend or other distribution on any shares of such Person's capital stock (except dividends payable solely in shares of its capital stock of the same class), (ii) any payment on account of the principal of or premium, if any, on any Indebtedness convertible into shares of such Person's capital stock, or on any Indebtedness subordinated in right of payment to the Obligations, or (iii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock, or (b) any option, warrant or other right to acquire shares of such Person's capital stock. In the case of the Issuer and its Subsidiaries, Restricted Payment shall also include any payment or distribution to or for the benefit of the Parent.

            "SECURITIES" means the Notes, the Shares and the Warrant Shares.

                                                                [EXECUTION COPY]

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

            "SECURITY DOCUMENTS" has the meaning set forth in the Intercreditor Agreement.

            "SEGREGATED ACCOUNT AGREEMENT" has the meaning set forth in the Intercreditor Agreement.

            "SENIOR DEBT" has the meaning set forth in the Intercreditor Agreement.

            "SENIOR DEBT DOCUMENTS" means the Existing Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.

            "SENIOR DEBT TERMINATION DATE" has the meaning ascribed to "Termination Date" in the Intercreditor Agreement.

            "SENIOR FINANCIAL OFFICER" means, with respect to any Obligor, the chief financial officer, principal accounting officer, treasurer or comptroller of such Obligor.

            "SENIOR LENDER" means the Existing Lender and any other Persons who now or hereafter become parties as lenders to any of the Senior Debt Documents.

            "SENIOR MANAGEMENT" means the President and/or the Chief Executive Officer or such other officer as shall hereafter perform substantially the same functions as the foregoing.

            "SERIES A PREFERRED STOCK" means the Series A Preferred Stock of the Issuer, as set forth in the Issuer's amended articles of incorporation.

            "SERVICE AGREEMENT" means an agreement pursuant to which any Obligor agrees to provide any health care management service.

            "SHARES" is defined in the recitals to this Agreement.

            "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified or required by the context herein, the term Subsidiary shall be deemed to refer to a Subsidiary of the Parent.

            "SUBSIDIARY GUARANTOR" means any Guarantor (other than the Parent).

            "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Rating Group and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is

                                                                [EXECUTION COPY]

organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Issuer or any of its Subsidiaries or (v) any money market or mutual fund that invests only in the foregoing and manager of which and the liquidity of which is reasonably satisfactory to the Holders.

            "TOTAL DEBT SERVICE" means, for any period, the sum of (i) the aggregate interest charges incurred by the Parent and its Consolidated Subsidiaries for such period, whether expensed or capitalized, including the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP but excluding the portion of any debt discount or premium and the expenses of any debt issuance that shall be amortized in such period, and (ii) the aggregate amount of all scheduled principal payments on all Indebtedness, including the portion of any payments under Capital Leases that is allocable to principal.

            "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Agreement.

            "UNPAID PRINCIPAL AMOUNT" means, as to the Notes in the aggregate, $7,500,000 less the aggregate amount of all payments of principal made by any Obligor on the Notes (excluding payments made as premium and payments made as interest).

            "WARRANTS" is defined in SECTION 5.01(c).

            "WARRANT SHARES" is defined in the recitals to this Agreement

            SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, PROVIDED, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

            SECTION 1.03. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP (except for changes concurred in by the Issuer's independent public accountants), with the most recent audited consolidated financial

                                                                [EXECUTION COPY]

statements of the Parent and its Consolidated Subsidiaries delivered to the Holders (subject, in the case of interim financial statements, to the absence of footnotes and to changes resulting from audit and normal year-end adjustments); PROVIDED that, if: (i) the Parent notifies the Holders that the Parent wishes to amend any covenant in Article VII or the definition of "Excess Cash Flow" or any related definition to eliminate the effect of any change in GAAP on the operation of such covenant or the determination of "Excess Cash Flow", or (ii) the Collateral Agent notifies the Parent that the Required Holders wish to amend
Article VII or the definition of "Excess Cash Flow" or any related definition for such purpose, then the Parent's compliance with such covenant or "Excess Cash Flow", as the case may be, shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent and the Required Holders.

            SECTION 1.04. REFERENCES TO THIS AGREEMENT. The words "hereof", "herein", "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, clause, schedule and exhibit references herein are references to articles, sections, subsections, clauses, schedules and exhibits to this Agreement unless otherwise specified.

            SECTION 1.05. MISCELLANEOUS TERMS. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified. The term "including" is by way of example and not limitation. A Default or an Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been waived in accordance with SECTION 9.03. A reference to a statute, ordinance, code or other Requirement of Law includes rules, regulations or guidance promulgated thereunder and consolidations, amendments, re-enactments or replacements of, or successors to, any of them. A reference to a Person includes a reference to the Person's executors, administrators, successors, substitutes and assigns.

                                   ARTICLE II.
                                    THE NOTES

            SECTION 2.01. SALE AND PURCHASE OF NOTES. Subject to the terms and conditions of this Agreement, at the Closing provided for in SECTION 4.01, the Issuer will issue and sell to the Purchaser and the Purchaser agrees to purchase from the Parent the Shares and from the Issuer the Notes in the principal amount of $7,500,000 for the aggregate consideration of $7,115,142.86, with the $384,857.14 portion constituting original issue discount fully earned upon funding.

            SECTION 2.02. REGISTRATION OF NOTES. The Issuer hereby acknowledges and makes the Notes a registered obligation for United States withholding tax purposes. The Issuer shall be the registrar for the Notes (the "REGISTRAR") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar under this Agreement, the Issuer shall reasonably designate a successor Registrar. Each Holder who is a foreign person, by its acceptance of its Note(s), hereby agrees to provide the Issuer with a completed Internal Revenue

                                                                [EXECUTION COPY]

Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such Holder, participants or other affiliates who are holders of beneficial interests in the Notes. Notwithstanding any contrary provision contained in this Agreement or any of the other Note Documents, neither the Notes nor any interests therein may be sold, transferred, hypothecated, participated or assigned to any Person except upon satisfaction of the conditions specified in this SECTION 2.02. Each Holder, by its acceptance of its Note(s), agrees to be bound by the provisions of this SECTION 2.02 and to indemnify and hold harmless the Registrar against any and all loss or liability arising from the disposition by such Holder of the Notes or any interest therein in violation of this SECTION
2.02. The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of the Notes. No sale, transfer, hypothecation, participation or assignment of any Note or any interest therein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. The Registrar shall record the transfer of the Notes on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of (a) a written assignment of the Note(s) being assigned (or the applicable interest therein), (b) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (c) such evidence of due execution as the Registrar shall reasonably require. The Registrar shall record the transfer of the Notes on the books maintained for such purpose at the cost and expense of the assignee.

            SECTION 2.03. TRANSFER AND EXCHANGE OF NOTES.

            (a) The Holders understand and agree that the Notes have not been registered under the Securities Act or the securities laws of any state, and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act or, where applicable, pursuant to an exemption from the registration requirements of the Securities Act and, where applicable, the securities laws of any state. The Holders understand and agree that each Note or certificate representing the Notes shall bear the following legends:

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS

            THIS NOTE IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF SEPTEMBER 15, 2000 (THE "INTERCREDITOR AGREEMENT"), AMONG CANPARTNERS INVESTMENTS IV, LLC, PSYCH SYSTEMS HOLDINGS, INC., AMERICAN PSYCH SYSTEMS HOLDINGS, INC., AND BANK OF AMERICA, N.A. THIS NOTE IS SUBORDINATED IN RIGHT AND TIME OF PAYMENT TO THE PRIOR PAYMENT IN FULL IN CASH OF


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                                                                [EXECUTION COPY]

            ALL SENIOR DEBT (AS DEFINED THEREIN) IN ACCORDANCE WITH, AND TO THE EXTENT SPECIFIED IN, SUCH INTERCREDITOR AGREEMENT AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE TERMS AND PROVISIONS OF SUCH INTERCREDITOR AGREEMENT. THIS
            NOTE IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE INTERCREDITOR AGREEMENT.

            (b) Subject to the requirements of clause (a) above, upon surrender of any Note at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer reasonably acceptable to the Issuer, duly executed by the registered Holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Issuer shall execute and deliver, at the Issuer's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of EXHIBIT A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in SECTION 5.02.

            SECTION 2.04. REPLACEMENT OF NOTES. Upon receipt by the Issuer of notice from any Holder of the ownership of and the loss, theft, destruction or mutilation of any Note held by such Holder, and

            (a) in the case of loss, theft or destruction, a lost note indemnity agreement reasonably satisfactory to the Issuer and the Holder, or

            (b) in the case of mutilation, upon surrender and cancellation thereof and, to the extent reasonably necessary, a lost note indemnity agreement reasonably satisfactory to the Issuer and the Holder, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.


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                                                                [EXECUTION COPY]

            SECTION 2.05. PAYMENTS ON NOTES.

            (a) PLACE OF PAYMENT; SURRENDER. Payments of principal, interest and other amounts becoming due and payable on the Notes or under the Note Documents shall be made by the method and to the address or account specified with respect to any Holder by such method and at such address or account as such Holder shall have from time to time specified to each Obligor in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of any Obligor made concurrently with or promptly after payment or prepayment in full of any Note, the Holder of such Note shall surrender it for cancellation, reasonably promptly after any such request, to the Obligors at the Issuer's principal executive office. Prior to any sale or other disposition of any Note by any Holder or its nominee, such Holder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to SECTION 2.03.

            (b) PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

            SECTION 2.06. MANDATORY OFFERS TO REPURCHASE THE NOTES; MANDATORY PREPAYMENTS.

            (a) Within five Business Days after the occurrence of: (a) a Change of Control or (b) the Issuer's receipt of Extraordinary Proceeds ((a) and (b) being hereafter collectively referred to as a "PREPAYMENT TRANSACTION"), the Issuer shall give written notice of such Prepayment Transaction to each Holder, which notice shall state the date of such Prepayment Transaction and shall describe such Prepayment Transaction in reasonable detail. The notice shall include an offer to prepay: (i) all of the Notes in the event of a Change of Control, or (ii) such of the Notes as may be purchased with 100% of the Extraordinary Proceeds after the deduction of proceeds applied by the Issuer to the Senior Debt in accordance with the Senior Debt Documents and SECTION 6.16 hereof (a "PREPAYMENT OFFER"). The date specified for such purchase (the "PREPAYMENT DATE") shall be (i) if the prepayment is triggered by a Change of Control or if the Senior Debt Termination Date has occurred, then no sooner than 20 nor later than 30 days after the Prepayment Transaction, or (ii) if the Senior Debt Termination Date has not occurred, promptly at such time that the Senior Lender permits the prepayment or at such time as the Senior Debt Termination Date occurs, the date of which the Issuer promptly shall notify the Holders. Each Holder shall have the option to sell to the Issuer, and the Issuer hereby agrees to repurchase as provided herein, such of the Notes then owned by such Holder as may be purchased on the terms described herein.

            Such option may be exercised by each Holder by written notice to the Issuer given not later than 10 days prior to the Prepayment Date, specifying the aggregate principal amount of Notes which such Holder intends to sell to the Issuer. On or before the Prepayment Date, each Holder which has accepted the Issuer's offer to repurchase the Notes shall deliver to the Issuer


                                      -20-
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                                                                [EXECUTION COPY]

the Notes to be repurchased hereunder on such date against payment by the Issuer in full in immediately available funds of the purchase price therefor specified herein; PROVIDED that, notwithstanding its exercise of the option herein provided, any such Holder may at any time prior to the Prepayment Date waive in whole or in part, by written notice to the Issuer, its right to sell to the Issuer the Notes to be repurchased. In the event of the Issuer's receipt of Extraordinary Proceeds, promptly following the Prepayment Date, the Issuer shall deliver to each Holder electing to accept the Prepayment Offer a new Note equal in principal amount to any unpurchased portion of the Note surrendered by such Holder. To the extent the Prepayment Offer is not fully subscribed to by the Holders of the Notes, first such tendered Notes shall be paid for in full to the extent possible with the available Extraordinary Proceeds and then any remaining Extraordinary Proceeds may be retained by the Guarantor or Issuer.

            (b) PREPAYMENTS FROM EXCESS CASH FLOW. On the earlier of (x) the date audited financial statements for each Fiscal Year are delivered in accordance with SECTION 6.01, and (y) ninety (90) days following the last day of each of its Fiscal Years, commencing with the Fiscal Year ended December 31, 2000, Issuer shall prepay

                  (i) until the earlier of (a) March 15, 2001, and (b) the date that Parent has delivered an Officer's Certificate certifying that the Parent and its Consolidated Subsidiaries have achieved a Current Ratio of 1.1 to 1 (the "EXCESS CASH FLOW ADJUSTMENT DATE"), Notes in an amount equal to 60% of the Excess Cash Flow for such Fiscal Year if at such time the Senior Debt Termination Date has occurred;

                  (ii) after the Excess Cash Flow Adjustment Date, Notes in an amount equal to 87.5% of the Excess Cash Flow for such Fiscal Year if at such time the Senior Debt Termination Date has occurred;

                  (iii) until the Excess Cash Flow Adjustment Date, the principal amount of the term loan portion of the Senior Debt in an amount equal to 60% of the Excess Cash Flow for such Fiscal Year if at such time the Senior Debt Termination Date has not yet occurred; and

                  (iv) after the Excess Cash Flow Adjustment Date, the principal amount of the term loan portion of the Senior Debt in an amount equal to 87.5% of the Excess Cash Flow for such Fiscal Year if at such time the Senior Debt Termination Date has not yet occurred.

Any calculation pursuant to this SECTION 2.06(e) shall be based on the audited financial statements for Parent.

            (c) PREPAYMENTS FROM KEY-PERSON LIFE INSURANCE PROCEEDS. Promptly upon receipt by the Issuer or the Parent of any payment under the Key-Person Life Insurance Policy, the Issuer shall prepay the Notes in an amount equal to the amount of such payment.

            SECTION 2.07. OPTIONAL PREPAYMENTS OF THE NOTES.

            (a) NOTICE OF PREPAYMENT; PREPAYMENT AMOUNT. The Issuer may, at its option, upon notice provided below, prepay at any time all, or from time to time any part of, the Notes, at a price determined in accordance with SECTION 2.07(C). The Issuer will give each Holder of


                                      -21-
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                                                                [EXECUTION COPY]

Notes written notice of each optional prepayment under this SECTION 2.07 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with SECTION 2.09), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

            (b) MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this SECTION 2.07, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest thereon as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer, for the benefit of the Issuer, and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

            (c) OPTIONAL PREPAYMENT PURCHASE PRICE. If any optional prepayment under SECTION 2.07 occurs:

                  (i) before the first anniversary of the Closing Date, then the purchase price shall be 105% of the Unpaid Principal Amount;

                  (ii) on or after the first anniversary of the Closing Date and before the second anniversary of the Closing date, then the purchase price shall be 102.50% of the Unpaid Principal Amount;

                  (iii) on or after the second anniversary of the Closing Date, then the purchase price shall be 100% of the Unpaid Principal Amount; and

in all cases, plus any unpaid and accrued interest thereon.

            SECTION 2.08. PURCHASES OF NOTES. The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes (including any offer or right to purchase the Notes pursuant to SECTIONS
2.06 OR 2.07). Each Obligor will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement or otherwise and no Notes may be issued in substitution or exchange for any such Notes (except to the limited extent set forth in SECTION 2.06).

            SECTION 2.09. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes under SECTION 2.06 OR 2.07, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior payments not made exactly in such proportion, but so that Notes remaining outstanding after the prepayment are in the authorized denominations specified in this Agreement.


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                                                                [EXECUTION COPY]

                                  ARTICLE III.
                               GUARANTEE OF NOTES

            SECTION 3.01. AGREEMENT OF GUARANTY. In order to induce the Purchaser to purchase the Notes, the Guarantors hereby jointly and severally irrevocably and unconditionally guarantee as primary obligors and not merely as sureties, the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or a stay granted under Section 105 of the Bankruptcy Code, and including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). The term "Obligations" is used herein in its most comprehensive sense and includes any and all obligations of Issuer now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with any Note.

            SECTION 3.02. GUARANTY IRREVOCABLE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and to the maximum extent permitted by Governing Law, shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees to the maximum extent permitted by Governing Law, as follows: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) the Holders of Notes may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (i) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Obligations and take and hold security for the payment of this Guaranty or the Obligations, (iv) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of the Holders of Notes in respect of this Guaranty or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Holders of the Notes may have against any such security, as the Holders of the Notes in their discretion may determine consistent with any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (vi) exercise any other rights available to any of them under any of the Note Documents, at law or in equity; and (c) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of

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                                                                [EXECUTION COPY]

court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations, (ii) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any of the Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations,
(iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though the Holders of the Notes might have elected to apply such payment to any part or all of the Obligations, (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations, (vi) any defenses, set-offs or counterclaims which any Obligor may allege or assert against any Holder of Notes in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations. Notwithstanding the foregoing, the Guaranty herein is also subject to the terms of the Intercreditor Agreement.

            SECTION 3.03. CERTAIN WAIVERS. Each Guarantor hereby waives to the maximum extent permitted by Governing Law, for the benefit of the Holders: (a) any right to require the Holders, as a condition of payment or performance by such Guarantor, to (i) proceed against the Issuer, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from the Issuer, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any of the Holders in favor of the Issuer or any other Person, or (iv) pursue any other remedy in the power of the Holders whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuer including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuer from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Holders' errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Holders protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under this Agreement or the Note or any agreement or instrument related thereto, notices

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                                                                [EXECUTION COPY]

of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Issuer and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

            SECTION 3.04. CERTAIN CALIFORNIA LAW WAIVERS. As used in this
SECTION 3.04, any reference to "the principal" includes the Issuer, and any reference to "the creditor" includes the Holders of Notes. In accordance with
Section 2856 of the California Civil Code (if the same shall be found to be applicable notwithstanding SECTION 9.12): (i) each Guarantor waives any and all rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Obligations, or to any other guarantor (including any other Guarantor) of any of the Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the anti-deficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and (ii) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided in SECTION 9.12 below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This
SECTION 3.04 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Obligations.

            SECTION 3.05. LIMITATIONS ON SUBROGATION. Until the Obligations shall have been paid in full, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Issuer or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849 or similar statutes of other states), under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Issuer, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Holder of Notes now has or may hereafter have against the Issuer, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by or for the benefit of the Holders of Notes, and (b) any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of any of the Obligations. Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its

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                                                                [EXECUTION COPY]

rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Issuer or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Holders of Notes may have against the Issuer, to all right, title and interest the Holders of Notes may have in any such collateral or security, and to any right the Holders of Notes may have against such other guarantor.

            SECTION 3.06. LIMIT ON AMOUNT OF GUARANTY. Each Guarantor confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to this Guaranty does not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, each Guarantor hereby irrevocably agrees that the obligations of such Guarantor under this Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor on the date of determination and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty, result in the obligations of such Guarantor under this Guaranty not constituting such fraudulent transfer or conveyance.

            SECTION 3.07. RELEASE OF SUBSIDIARY GUARANTORS UNDER CERTAIN CIRCUMSTANCES. Upon the sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, to an entity which is not a Subsidiary Guarantor and which sale or disposition is in compliance with SECTION 7.02 hereof, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released from and relieved of any obligations under this Guaranty without any further action required on the part of the Holders of the Notes; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Issuer remaining outstanding as a liability of the Issuer following such sale or disposition, shall also terminate upon such release, sale or transfer; and PROVIDED, FURTHER, that if such event constitutes an Asset Sale, the Net Cash Proceeds of such an Asset Sale will be applied in accordance with SECTION 2.08 of this Agreement. The Issuer shall deliver an appropriate instrument evidencing such release to the Holders of the Notes. Any Subsidiary Guarantor not so released remains liable for the full amount of all Obligations.

            SECTION 3.08. SUBORDINATION OF CERTAIN INDEBTEDNESS. Any Indebtedness of the Issuer now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Obligations, and any such indebtedness of the Issuer to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Holders of the Notes and shall forthwith be paid over to the Holders of the Notes to be

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                                                                [EXECUTION COPY]

credited and applied against the Obligations.

            SECTION 3.09. GUARANTORS' INDEMNITY. The Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save the Holders of Notes harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by the Holders of Notes in connection with the enforcement of or preservation of any rights under this ARTICLE III.

            SECTION 3.10. NO DUTY OF INQUIRY. It is not necessary for the Holders of Notes to inquire into the capacity or powers of any Guarantor or the Issuer or the officers, directors or any agents acting or purporting to act on behalf of any of them.

            SECTION 3.11. NO DUTY TO PROVIDE DATA TO GUARANTORS. The Holders of Notes shall have no obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of the Issuer. Each Guarantor has adequate means to obtain information from the Issuer on a continuing basis concerning the financial condition of the Issuer and its ability to perform its obligations under this Agreement, the Notes and the other Note Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Issuer and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Holders of Notes to disclose any matter, fact or thing relating to the business, operations or conditions of the Issuer now known or hereafter known by the Holders of Notes.

            SECTION 3.12. RIGHTS CUMULATIVE. The rights, powers and remedies given to the Holders of Notes by this Article III are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Holders of Notes by virtue of any statute or rule of law or in this Agreement, any Note or any of the other Note Documents between any Guarantor and the Holders of Notes or between the Issuer and the Holders of Notes. Any forbearance or failure to exercise, and any delay by the Holders of Notes in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

            SECTION 3.13. CERTAIN WAIVERS REGARDING INTEREST ACCRUALS. Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Issuer (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceeding had not been commenced) shall be included in the Obligations because it is the intention of Guarantors and the Holders of Notes that the Obligations which are guarantied by Guarantors pursuant to this Agreement should be determined without regard to any rule of law or order which may relieve the Issuer of any portion of such Obligations.

            SECTION 3.14. CONTINUATION OF GUARANTY. In the event that all or any portion of the Obligations are paid by the Issuer, the obligations of the Guarantors hereunder shall continue


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                                                                [EXECUTION COPY]

and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Holders of Notes as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this ARTICLE III.

            SECTION 3.15. CONTINUING GUARANTY. This Guaranty set forth in this
ARTICLE III is a continuing guaranty and shall be binding upon each Guarantor and, except as expressly provided herein, its respective successors and assigns, and each Guarantor hereby irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815 and under any similar statutes of other states) to revoke the Guaranty contained in this ARTICLE III as to future transactions giving rise to any Obligations. The Guaranty contained in this ARTICLE III shall inure to the benefit of the Holders of Notes and their respective successors and assigns.

                                   ARTICLE IV.
                                     CLOSING

            SECTION 4.01. CLOSING OF PURCHASE AND SALE OF NOTES AND SHARES. The sale and purchase of the Notes and Shares to be purchased by the Purchaser shall occur at such place and time as the Issuer, the Parent and the Purchaser may mutually agree (the consummation of such sale and purchase being referred to herein as the "CLOSING" and the date on which the Closing occurs being referred to herein as the "CLOSING DATE").

            (a) NOTES. At the Closing the Issuer will deliver to the Purchaser the Notes in the form of a single Note (or such greater number of Notes in denominations of at least $10,000 as the Purchaser may request) dated the date of the Closing and registered in the Purchaser's name (or in the name of such Purchaser's nominee), against delivery by the Purchaser to the Issuer in the amount of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified by the Issuer in a written notice to the Purchaser. If at the Closing the Issuer shall fail to tender such Notes to the Purchaser as provided above in this SECTION 4.01, or any of the other conditions specified in SECTION 4.02 shall not have been fulfilled to the Purchaser's satisfaction, the Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchaser may have by reason of such failure or such nonfulfillment.

            (b) SHARES. In connection with the Purchaser's commitment to purchase the Notes, as described in SECTION 4.01(A), the Parent shall issue to the Purchaser the Shares in exchange for a payment to Parent of $750. The Shares shall be issued subject to the legends set forth in SECTION 2.03 and to the following right of repurchase by the Parent for $0.01 per share:

       Notes Repaid                  Shares Subject to     Shares
       in Full Prior to              Repurchase by Issuer  Retained by Purchaser
       ----------------              --------------------  ---------------------
       First Anniversary of Closing  250,000               500,000
       Second Anniversary of         100,000               650,000
       Closing
       Thereafter                    none                  750,000


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                                                                [EXECUTION COPY]

            (c) EXERCISE OF PRIOR WARRANTS Purchaser is the holder of Warrants to purchase 273,214 shares of Common Stock at $3.50 per share and Warrants to purchase 910,714 shares of Common Stock at $0.01 per share (the "WARRANTS"). At the Closing, Purchaser shall exchange the Warrants with an exercise price of $3.50 per share at no cost and the Warrants with an exercise price of $0.01 per share at a purchase price of $9,107.14.

            SECTION 4.02. ADDITIONAL CONDITIONS TO CLOSING. The Purchaser's obligation to purchase and pay for the Notes and the Shares to be sold to it at the Closing is subject to the fulfillment to the Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

            (a) DELIVERY OF NOTE DOCUMENTS. The Purchaser shall have received on or before the Closing Date all of the following, each duly executed and acknowledged where appropriate and in form and substance satisfactory to the
Purchaser:

                  (i) this Agreement, together with all Schedules hereto which shall be true, complete and correct as of the Closing Date, and the Notes;

                  (ii) the Shares and the Warrant Shares issued to the Purchaser and the Registration Rights Agreement;

                  (iii) the Nominee Agreement Assignments;

                  (iv) the Intercreditor Agreement and the amendment to the Existing Credit Agreement described in SECTION 5.01(T)(I);

                  (v) evidence of receipt of all required consents by the stockholders of the Issuer to this Agreement and the transactions contemplated hereby;

                  (vi) evidence that the Security Documents have been amended to provide that the Collateral secures the Obligations and the "Obligations" under the Existing Credit Agreement with the relative priorities established by the Intercreditor Agreement;

                  (vii) the Segregated Account Agreement;

                  (viii) the Contribution Agreement;

                  (ix) such consents, if any, as are necessary from debt, equity or warrant holders of the Parent, Issuer, or any Subsidiary to not cause (i) the issuance of the Notes or the Shares to trigger any anti-dilution or preemptive rights or (ii) to violate any provision of such instruments that would otherwise prohibit such issuance; and

                  (x) the Post Closing Undertaking.

            (b) DELIVERY OF CORPORATE DOCUMENTS. On or before the Closing Date, the Purchaser shall have received:

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                                                                [EXECUTION COPY]

                  (i) an Officer's or General Partner's Certificate of each Obligor, dated the Closing Date, certifying that the conditions specified in SECTIONS 4.01, and 4.02 have been fulfilled; and

                  (ii) a certificate of the Secretary or Assistant Secretary of each Obligor or Obligor's general partner, as applicable, certifying as to (a) the resolutions of the Obligor's, or the Obligor's general partner's, boards of directors authorizing the execution, delivery and performance of the Note Documents to which the Obligor is a party; (b) the names, incumbency, and signatures of the officers of the Obligor, or the Obligor's general partner, authorized to execute, deliver and perform such documents, and (c) the accuracy and currency of such Obligor's Governing Documents.

            (c) OPINIONS OF COUNSEL. The Purchaser shall have received favorable legal opinions from counsel for the Obligors, covering the matters set forth in EXHIBIT B and covering such other matters incident to the transactions contemplated hereby as the Purchaser may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to the Purchaser).

            (d) NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole from July 31, 2000.

            (e) SECURITY AND OTHER DOCUMENTATION. On or prior to the Closing Date the Purchaser shall have received fully executed copies of the Security Documents and the Collateral Agent shall have received fully-executed originals thereof together with such stock powers and other documents required to perfect the security interests granted by the Security Documents.

            (f) PERFORMANCE OF MATERIAL AGREEMENTS; SECURITY INTERESTS IN COLLATERAL. On or prior to the Closing Date, the Purchaser shall have received evidence satisfactory to it that each Obligor has sufficient right, title and interest in and to the Collateral and other assets which it purports to own (including appropriate licenses and copyright), as set forth in its financial statements and in other documents presented to the Purchaser to enable each such Obligor to perform the Material Agreements, as set forth on SCHEDULE 5.01(D)(II), to which each Obligor is a party and as to each Obligor to grant to the Purchaser the security interests contemplated by the Note Documents, and that all financing statements, and other filings under applicable law necessary to provide the Collateral Agent with a first priority perfected security interest in the Collateral (except with respect to Permitted Liens for the Senior Debt, in which case it shall be a second priority perfected security interest) have been filed or delivered to the Purchaser in satisfactory form for filing.

            (g) [Reserved].

            (h) LITIGATION. Except as disclosed on Schedule 4.02(h) hereof, no litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which in the Purchaser's good faith judgment could reasonably be expected to materially and adversely affect

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                                                                [EXECUTION COPY]

(i) the assets, operations, business or condition (financial or otherwise) of the Parent, the Issuer or its Subsidiaries as a whole, (ii) the ability of the Obligors to perform their respective Obligations hereunder or (iii) the rights and remedies of the Purchaser.

            (i) UCC SEARCHES. The Purchaser shall have received UCC searches satisfactory to it indicating that no other filings (other than in connection with Permitted Liens) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Purchaser to make a UCC filing in order to obtain a perfected security interest in the Collateral.

            (j) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Obligors in the Note Documents shall be correct when made and at the time of the Closing.

            (k) PERFORMANCE; NO DEFAULT. The Obligors shall have performed and complied with all agreements and conditions contained in the Note Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SECTION 5.01(S)) no Default or Event of Default shall have occurred and be continuing.

            (l) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Purchaser shall not have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the transactions evidenced by the Note Documents.

            (m) DUE DILIGENCE. The Purchaser shall have completed to its satisfaction its due diligence of the Obligors.

            (n) PAYMENT OF EXPENSES. The Issuer shall have paid to the Purchaser on or before the Closing Date fees, charges and disbursements of the Purchaser and the Purchaser's counsel to the extent reflected in statements of the Purchaser and such counsel rendered to the Obligor at least one Business Day prior to the Closing.

            (o) EMPLOYMENT AGREEMENT. The Issuer shall have extended Kenneth Kessler's employment agreement to the earlier of June 15, 2004, or (ii) to such time as the Notes are paid in full.

            (p) PLEDGE OF EQUITY INTERESTS. Parent shall have pledged all of the Equity Interests of Issuer to the Collateral Agent pursuant to the applicable Security Document.

            (q) SATISFACTORY COLLATERAL. The Purchaser shall be satisfied that the Collateral Agent has received security interests in all Property and a pledge of all the issued and outstanding stock of the Guarantors.

            (r) OTHER DOCUMENTS. The Purchaser shall have received such other documentation as the Purchaser may reasonably request.

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                                                                [EXECUTION COPY]

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

            SECTION 5.01. REPRESENTATION AND WARRANTIES OF THE OBLIGORS. Each of the Obligors jointly and severally represents and warrants to the Purchaser as follows:

            (a) ORGANIZATION; POWER AND AUTHORITY. Each Obligor is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Note Documents to which it is a party and to perform the provisions thereof.

            (b) AUTHORIZATION, ETC. Each of the Note Documents has been duly authorized by all necessary corporate action on the part of each Obligor which is a party thereto, and such Note Documents constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) DISCLOSURE. This Agreement, the other Note Documents, the documents, certificates or other writings delivered to the Purchaser by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements described in SECTION 5.01(G), do not contain any Material misstatement or Material omission except such as have been corrected in writing and delivered to the Purchaser. Except as described in SCHEDULE 5.01(C), since July 31, 2000, there has been no change in the financial condition, operations, business, properties or prospects of any Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Purchaser by or on behalf of such Obligor specifically for use in connection with the transactions contemplated hereby.

            (d) DEFAULTS; AGREEMENTS.

                  (i) DEFAULTS. Except for such violations and defaults as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Parent, Issuer nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance, observance or fulfillment of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument Material to the Parent, Issuer and any

                                                                [EXECUTION COPY]

Subsidiary is a party or by which Parent, Issuer or any Subsidiary or their respective property is bound. There exists no condition that constitutes or would constitute a Default or Event of Default under any of the Note Documents.

                  (ii) Agreements. Schedule 5.01(d)(ii) is a true and complete listing as of the date of this Agreement of all agreements, documents and instruments Material to the Parent or any of its Subsidiaries (each, a "MATERIAL AGREEMENT") which listing includes (i) all Indebtedness of Parent or any of its Subsidiaries, including without limitation all credit agreements, indentures and other agreements related to any Indebtedness for borrowed money of any of the Obligors other than the Note Documents, (ii) all Material joint venture, partnership or limited liability company agreements to which Parent or any of its Subsidiaries is a party, and (iii) all guaranties and employment agreements to which Parent or any of its Subsidiaries is a party. The Obligors have delivered or made available to the Purchaser a true and complete copy of each Material Agreement, including all exhibits and schedules thereto.

            (e) Permits; Licenses. Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of Issuer, Parent and each of its Subsidiaries (a) has all permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable laws regulating the conduct of the insurance business or Environmental Laws, material to the ownership, leasing and operation of its properties and the conduct of its business and (b) has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any other material impairment of the rights of the holder of any such Permit. Such Permits contain no restrictions that are materially burdensome to Issuer, Parent or any of its Subsidiaries. SCHEDULE 5.01(E) lists all Permits which are Material to the Issuer, Parent and its Subsidiaries, and true and complete copies of all such Permits have been made available to the Purchaser.

            (f) Ownership of Pledged Securities.

                  (i) Schedule 5.01(f)(i) contains (i) a diagram indicating the corporate structure of the Parent, its Subsidiaries and any other Person which the Parent or any of its Subsidiaries holds a direct or indirect partnership, joint venture or other equity interest and indicates the nature of such interest with respect to each Person included in such diagram; and (ii) accurately sets forth (a) the correct legal name of such Person, the jurisdiction of its organization and the jurisdiction in which it is qualified to transact business as a foreign corporation or otherwise, (B) the authorized, issued and outstanding shares or interests of each class of equity securities of the Parent and each of its Subsidiaries and the ownership of such shares or interests and
(C) the Pledged Securities of each Obligor.

                  (ii) The Pledged Securities are owned by the Persons specified on SCHEDULE 5.01(f)(ii). All of the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable, and are owned and held by the Pledgors, free and clear of any liens, encumbrances, or security interests whatsoever other than those created pursuant to this Agreement or applicable securities laws. Except as set forth on SCHEDULE 5.01(f)(ii)(a), for the Issuer and SCHEDULE 5.01(f)(ii)(b) for the other Obligors, there are no outstanding registration

                                                                [EXECUTION COPY]

rights, rights of first refusal, anti-dilution rights, or rights, warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities or obligations of any kind convertible into any shares of capital stock, of any shares, of the Obligors or any. All rights, including those set forth on SCHEDULE 5.01(f)(ii)(a) and SCHEDULE 5.01(f)(ii)(b), to adjust the purchase price of any shares of stock, or the exercise price of any warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities of the Obligors have been duly and validly waived. The registration rights set forth on SCHEDULE 5.01(f)(ii)(a) and SCHEDULE 5.01(f)(ii)(b) do not conflict with or preempt any registration rights granted to the Purchaser pursuant to the Note Documents. SCHEDULE 5.01(f)(ii)(c) lists all options, warrants or other rights to acquire equity securities of any Subsidiary of the Parent or Issuer that is not an Obligor, including the class of securities to which such rights pertain, the exercise price, expiration date, holders thereof and registration rights pertaining thereto. Except as set forth on such schedule, SCHEDULE 5.01(f)(ii)(a) and SCHEDULE 5.01(f)(ii)(b) there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Issuer, Parent or any of its Subsidiaries or obligating the Issuer, Parent or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Issuer, Parent or any of its Subsidiaries. True, correct and complete copies of the forms of all options, warrants, rights, agreements, arrangements or commitments identified in the schedule have been delivered to Purchaser. Except as disclosed in such schedule, there are no obligations, contingent or otherwise, of the Issuer, Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Issuer or Parent stock or the capital stock of any Subsidiary or to provide funds to or make any Investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such Subsidiary or any other entity.

            (g) Financial Statements. The Obligors have delivered to the Purchaser copies of the final audited consolidated financial statements of the Parent and its Subsidiaries for the Fiscal Year ending December 31, 1999 and unaudited statements for the month ending July 31, 2000. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

            (h) Security Interest; Other Security. This Agreement and the other Note Documents, when executed and delivered and, upon the purchase of the Notes by the Purchaser, will create and grant to the Purchaser (upon (i) the filing of the appropriate UCC-1 financing statements with the appropriate filing offices designated by Issuer, and (ii) delivery of the Pledged Securities to the Purchaser) a valid and perfected security interests in the Collateral and the Pledged Securities in existence on the Closing Date as to which security interests may be perfected by such filings or delivery, subject only to Permitted Liens.

            (i) Places of Business. The chief executive office of each Obligor is, on the Closing Date, as set forth on SCHEDULE 5.01(i) hereto, which offices in the United States are the places where each Obligor is "located" for the purpose of the UCC and the Uniform Commercial

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                                                                [EXECUTION COPY]

Code in effect in any State in which any Obligor is so located. All of the places where each Obligor keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on SCHEDULE 5.01(i) hereto.

            (j) COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by each Obligor of the Note Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Obligor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement relating to the borrowing of money, any material lease or any other agreement or instrument to which such Obligor is bound or by which such Obligor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Obligor or (iii) violate any provision of any Requirement of Law (including, without limitation, laws regulating the corporate practice of medicine) applicable to such Obligor.

            (k) GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the Notes.

            (l) LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (i) Except as disclosed in SCHEDULE 4.02(h), there are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting such Obligor in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (ii) None of the Obligors is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable Requirement of Law (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (m) TAXES. Each Obligor has filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which each Obligor, as the case may be, has established adequate reserves in accordance with GAAP. No Obligor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The Federal income tax liabilities of each Obligor have been audited by the Internal Revenue Service and paid for all Fiscal Years up to and including the

                                                                [EXECUTION COPY]

Fiscal Year ended December 1995.

            (n) TITLE TO PROPERTY; LEASES. Each Obligor has good and marketable title to its assets and properties that individually or in the aggregate are Material, all of which are listed on SCHEDULE 5.01(n), in each case free and clear of Liens (other than Liens permitted by this Agreement). All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. No Obligor owns any real property.

            (o) [RESERVED]

            (p) LICENSES, PERMITS, ETC. Each Obligor owns or possesses the right to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others other than rights of licensors with respect to those items that are subject to such licenses.

            (q) COMPLIANCE WITH ERISA.

                  (i) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. No Obligor or any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (ii) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in Section 3 of ERISA.

                  (iii) No Obligor or any ERISA Affiliates have incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (iv) The expected post-retirement benefit obligation (determined as of the last day of each Obligor's most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of each Obligor is not Material.

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                                                                [EXECUTION COPY]

                  (v) The Obligors' execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(a)-(D) of the Code.

            (r) PRIVATE OFFERING BY EACH OBLIGOR. None of the Obligors or anyone acting on their behalf has offered the Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than accredited investors (within the meaning of Regulation D under the Securities Act). None of the Obligors or anyone acting on its behalf has taken, or will take, any action that would subject the initial issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

            (s) [reserved]

            (t) EXISTING INDEBTEDNESS; CASH AVAILABILITY; FUTURE LIENS.

                  (i) SCHEDULE 5.01(t)(i) sets forth a complete and correct list of all outstanding Indebtedness of each Obligor as of the Closing Date. As of the Closing Date, the outstanding principal amount of the Indebtedness of all Obligors owed to third parties is not in excess of $14,661,552 and the outstanding principal amount of all intercompany Indebtedness of all Obligors is not in excess of $384,113. In addition, as of the Closing Date, the Parent and its Subsidiaries have cash on hand equal to the Minimum Reserve, and the Senior Debt has been amended to (i) permit the transactions contemplated herein and in the Note Documents, (ii) revise the amortization for term loans and the prepayment requirements of the Senior Debt, (iii) reduce the revolving credit commitment to $3,6000,000, (iv) eliminate the acquisition loan commitment and convert all outstanding acquisition loans to term loans, (v) revise certain financial covenants, (vi) conform certain provisions in accordance with the Intercreditor Agreement, and (vii) waive all existing defaults and events of defaults under the Senior Debt Documents. None of the Obligors is in default in the payment of any principal or interest on any Indebtedness of such Obligor and no event or condition exists with respect to any Indebtedness of such Obligor that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (ii) Except as disclosed in SCHEDULE 1.01(b), none of the Obligors has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than a Permitted Lien.

            (u) FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Issuer hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.


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                                                                [EXECUTION COPY]

            (v) STATUS UNDER CERTAIN STATUTES. None of the Obligors is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

            (w) ENVIRONMENTAL MATTERS. None of the Obligors has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against such Obligor or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchaser in writing,

                  (i) none of the Obligors has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect; and

                  (ii) all buildings on all real properties now owned, leased or operated by each Obligor is in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

            (x) LABOR MATTERS. There is (a) no unfair labor practice complaint pending against any Obligor or, to the best knowledge of such Obligor, threatened against it, before the National Labor Relations Board or any state or local labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against such Obligor or, to the best knowledge of such Obligor, threatened against it and (b) no strike, labor dispute, slowdown or stoppage pending against any Obligor or, to the best knowledge of such Obligor, threatened against it, except for such actions specified in clause (a) or (b) above which, singly or in the aggregate, will have or could reasonably be expected to have a Material Adverse Effect.

            (y) CERTIFICATE OF INCORPORATION AND BYLAWS. The Parent, the Issuer and each Subsidiary Guarantor have heretofore furnished to Purchaser a complete and correct copy of their Certificate of Incorporation and Bylaws as most recently restated and subsequently amended to date. Such Certificates of Incorporation and Bylaws are in full force and effect. The Issuer is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

            (z) CAPITALIZATION.

                  (i) The authorized capital stock of the Issuer consists of 50,327,051 shares of Common Stock.

                  (ii) The authorized capital stock of the Parent consists of
(i) 37,500,000 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock, (ii) 8,227,050 shares of Series I Convertible Preferred Stock, and
(iii) 2,600,000 shares of Series II Preferred Stock. As of the Closing Date, (i) 11,591,090 shares of Common Stock were issued

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                                                                [EXECUTION COPY]

and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Common Stock were held in treasury, (ii) no shares of Common Stock were held by Subsidiaries of the Parent, and (iii) approximately 6,794,774 shares of Common Stock were reserved for future issuance pursuant to outstanding stock options or warrants. As of the Closing Date, 7,067,514 shares of Series I Convertible Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Series I Convertible Preferred Stock were held in treasury. As of the Closing Date, 2,500,886 shares of Series II Convertible Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Series II Convertible Preferred Stock were held in treasury. No material change in the capitalization of the Parent has occurred between the Closing Date and the date hereof.

                  (iii) The Shares and the Warrant Shares, when issued, will be validly issued, fully-paid and non-assessable.

            (aa) SOLVENCY. After giving effect to the transactions contemplated by the Note Documents, (a) the fair market value of the assets of all of the Obligors in the aggregate, is in excess of the total amount of the liabilities of all of the Obligors, in the aggregate (including, without limitation, contingent liabilities); (b) the present fair saleable value of the assets of all of the Obligors in the aggregate is greater than its probable liability on all of the Obligors existing debts as such debts become absolute and matured;
(c) each Obligor is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) each Obligor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

            (bb) PROJECTIONS. The financial projections delivered to the Initial Purchaser were prepared in good faith by the Obligors based upon reasonable assumptions, and the Obligors acknowledge that the Purchaser is relying on such projections in deciding to enter into this Agreement.

            SECTION 5.02. REPRESENTATIONS OF THE PURCHASER. The Purchaser represents and warrants to the Issuer as follows:

            (a) NO REGISTRATION. The Securities are not registered under the Securities Act or any state securities laws; it understands that the offering and sale of the Securities are intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warrantees and agreements contained in this Agreement; and the Purchaser understands that the Securities will bear a legend to that effect.

            (b) ACCREDITED INVESTOR. With respect to the transaction evidenced by this Agreement and the Securities, the Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act, and it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information provided to it and other sources of information (including this Agreement) to evaluate the merits and risks of an Investment in the Securities and to make an informed investment decision with respect thereto.

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                                                                [EXECUTION COPY]

            (c) PURCHASE FOR INVESTMENT; LEGEND. The Purchaser is acquiring the Securities solely for its own account for investment and not with a view to resale or distribution. The Purchaser acknowledges that a restrictive legend substantially in the form set forth in SECTION 2.03 will be placed on the security.

            (d) AUTHORIZATION, ETC. This Agreement and the Registration Rights Agreement and the other agreements referenced herein to which Purchaser is a party have been duly authorized, executed and delivered by the Purchaser.

            (e) ERISA MATTERS. In connection with its purchase of the Notes and the Shares, none of the funds being used by the Purchaser to purchase the Notes and the Shares include "plan assets" as such term is defined in ERISA.

                                   ARTICLE VI.
                       REPORTING AND AFFIRMATIVE COVENANTS

            Each Obligor covenants that so long as any of the Notes are outstanding:

            SECTION 6.01. FINANCIAL AND BUSINESS INFORMATION. The Obligors shall deliver to each Holder of Notes:

            (a) ANNUAL STATEMENTS. Within 90 days after the end of each Fiscal Year of the Parent, duplicate copies of:

                  (i) a consolidated balance sheet of the Parent and its Subsidiaries, as at the end of such year; and

                  (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Parent and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

            (b) MONTHLY STATEMENTS AND REPORTS. Within 30 days after the end of each calendar month, the following financial statements and reports: (i) income statements, monthly and year to date including variance to budget, (ii) balance sheet, monthly and year to date including variance to budget, (iii) cash flow statements, monthly and year to date including variance to budget; (iv) a certificate executed by a Senior Financial Officer of the Parent demonstrating compliance with the financial covenants set forth in SECTIONS 7.14 and 7.15 in form and substance reasonably satisfactory to the Holder, (v) a utilization report with respect to each contract, and (vi) a contract profitability report specifying contract profitably on a monthly

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                                                                [EXECUTION COPY]

and year to date basis down to EBITDA levels.

            (c) BUDGET.

                  (i) ANNUAL. As soon as practicable and in any event 30 days prior to Fiscal Year end for the following Fiscal Year, a plan, operating budget and financial forecast for the next succeeding Fiscal Year of the Parent, including, without limitation, (i) a forecasted consolidated and consolidating balance sheet and statement of income of the Parent and its Subsidiaries and a consolidated and consolidating statement of cash flows of the Parent for such Fiscal Year, (ii) a consolidated and consolidating forecasted statement of income and a balance sheet of the Parent and its Subsidiaries and a consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries for each fiscal quarter of such Fiscal Year, and (iii) the amount of forecasted capital expenditures for such Fiscal Year of the Parent and its Subsidiaries (except that consolidating financial information will be delivered only to the extent and in the form customarily prepared and available to the Parent). The budgets shall include projected enrollment data, revenues, claims expense, direct expenses, selling, general and administrative expenses and EBITDA data and such other data as Purchaser may request setting forth the breakdown between the business units of the Parent, in a format similar to the monthly, quarterly and annual Data Reports provided to the Purchaser hereunder.

                  (ii) QUARTERLY. As soon as practicable and in any event within 30 days after the end of each quarterly fiscal period in each Fiscal Year of the Parent, the Parent shall prepare and deliver income statements including variance to budget along with written explanations of variances to budget, substantially in the form of such comparisons that the Parent provides to its board of directors.

            (d) PUBLIC COMPANY REPORTS. Should the Parent become obligated to file rts with the Commission,

                  (i) copies of the Parent's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Commission; and

                  (ii) the delivery of the Parent's Annual Report on Form 10-K for such Fiscal Year (together with the Parent's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Commission, together with the accountant's certificate described in clause (B) of SECTION 6.01(a), shall be deemed to satisfy the requirements of SECTION 6.01(a).

            (e) SEC AND OTHER REPORTS. Promptly upon their becoming available, each financial statement, report, notice or proxy statement sent by any Obligor to public securities Holders generally, and each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Holder), and each prospectus and all amendments thereto filed by such Obligor with the Commission and of all press releases and other statements made available generally by such Obligor to the public concerning developments that are Material.

            (f) NOTICE OF CERTAIN EVENTS. Promptly, and in any event within five Business

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                                                                [EXECUTION COPY]

Days after any officer of any Obligor obtaining knowledge of any of the following events or conditions, Issuer shall deliver copies of all notices given or received by Parent, Issuer or any Subsidiary with respect to any such event or condition and a certificate of Parent's chief executive officer specifying the nature and period of existence of such event or condition and what action Parent, Issuer, or any of Subsidiary has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default, or which could reasonably be expected to result in the occurrence of an Event of Default; (ii) any notice that any Person has given to Parent, Issuer or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in SECTION 8.01(g); (iii) any event or condition that could reasonably be expected to result in any Material Adverse Effect; (iv) any default or event of default under any Material Agreement; (v) any default or event of default with respect to any Indebtedness of Parent or any of its Subsidiaries, including the Senior Debt; or (vi) any unscheduled payment of principal on any Senior Debt, and a statement as to the outstanding principal balance thereof after such payment.

            (g) NOTICES FROM GOVERNMENTAL AUTHORITY. Promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Obligor from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

            (h) REQUESTED INFORMATION. From time to time, with reasonable promptness, such additional financial statements and information with respect to the financial condition of the Parent and its Subsidiaries as Purchaser may reasonably request, including, without limitation and without further request,
(i) any financial statements or reports (including comment letters to management) furnished to the Parent or its Subsidiaries by its independent certified public accountants, (ii) to the extent not already furnished pursuant to this Agreement, all financial statements, certificates, reports and other information furnished by the Parent and its Subsidiaries to any bank pursuant to any agreement, and (iii) all significant press releases issued by or on behalf of the Parent or its Subsidiaries. Finally, the Issuer shall provide such information concerning the operations of the Parent and its Subsidiaries as Purchaser may from time to time reasonably request in writing, and upon reasonable advance notice permit representatives of Purchaser (i) such access during normal business hours (and in a manner which will not be disruptive to the business and operations of the Parent) to the properties, books and records of the Parent and its Subsidiaries, and (ii) to discuss the affairs, accounts and finances of the Parent and its Subsidiaries with the financial and management personnel of the Parent and its Subsidiaries and with their independent certified public accountants (and the Parent authorizes such independent public accountants to discuss the Parent's or any Subsidiaries' financial matters with the Purchaser and their representatives); provided, however, that the Issuer shall not be obligated to provide access to any information that it reasonably considers to be a trade secret or similar confidential information unless Purchaser provides assurances in writing that it will maintain the confidentiality of the information. Purchaser will consult with the Issuer regarding the strategy and logistics of their visits and inspections in order to minimize the costs of, and descriptions arising from, such visits and inspections. All such information shall be treated by Purchaser as confidential.

            (i) BOARD OBSERVATION RIGHTS. For so long as the Notes are outstanding, the

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                                                                [EXECUTION COPY]

Holders shall have the right to request and shall receive copies of all Board information packages, notices of meetings, and other material provided to the members of the Board of Directors of the Parent and/or the Issuer, and shall have a right to have a representative designated by a majority of the Holders of the Notes present at all meetings of the Parent's and Issuer's Boards of Directors.

            (j) EXCESS CASH FLOW ADJUSTMENT DATE. Within 5 Business Days after the Parent and its Consolidated Subsidiaries have achieved a Current Ratio of
1.1 to 1, an Officer's Certificate certifying as to such Current Ratio and as to the date on which such ratio was achieved.

            (k) TERMINATION OF SENIOR DEBT. Notification that the Senior Debt Termination Date has occurred, within 5 days thereof.

            SECTION 6.02. OFFICER'S CERTIFICATE. The financial statements delivered to a Holder of Notes pursuant to SECTION 6.01(a) hereof shall be accompanied by a certificate of a Senior Financial Officer of each Obligor setting forth:

            (a) COVENANT COMPLIANCE. The information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of SECTION 7.14 and SECTION 7.15, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) EVENT OF DEFAULT. A statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of Obligors from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Obligor to comply with any Environmental Law), specifying the nature and period of existence thereof and what action such Obligor shall have taken or proposes to take with respect thereto.

            SECTION 6.03. INSPECTION. Each Obligor shall permit the representatives of each Holder:

            (a) NO DEFAULT. If no Default or Event of Default then exists, at the expense of the applicable Holder and upon reasonable prior notice to such Obligor, to visit the principal executive office of the Parent, to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with the officers of the Parent and, if resident in such office, the officers of its Subsidiaries, and (with the consent of the Parent, which consent will not be unreasonably withheld) its independent public accountants, all at such reasonable times and as often as may be reasonably requested; and

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                                                                [EXECUTION COPY]

            (b) DEFAULT. If a Default or Event of Default then exists, at the expense of the applicable Obligor to visit and inspect any of the offices or Properties of such Obligor, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each Obligor authorizes said accountants to discuss the affairs, finances and accounts of such Obligor), all at such times and as often as may be requested.

            SECTION 6.04. COMPLIANCE WITH LAW. Each Obligor will comply with all Requirements of Law to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such Requirements of Law or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            SECTION 6.05. INSURANCE.

            (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent with normal industry practices) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal industry practices;

            (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses;

            (c) Upon the request of any Holder, will render to such Holder a statement of insurance in such detail as such Holder may reasonably request as to all such insurance coverage.

            (d) The Parent or the Issuer will maintain a term life insurance policy in form and substance and issued by a life insurance company, in each case acceptable to the Holders in their sole good faith discretion, with respect to Dr. Kenneth A. Kessler, or his successor in the capacity of President and Chief Executive Officer of the Issuer, in the amount of $5,000,000 (the "KEY-PERSON LIFE INSURANCE POLICY"). Any proceeds payable to any Obligor under the Key-Person Life Insurance Policy shall be paid to the Holders in accordance with SECTION 2.06(c) hereof.

            SECTION 6.06. MAINTENANCE OF PROPERTIES. Each Obligor will maintain and keep, or cause to be maintained and kept, their respective properties in normal working order and condition (other than ordinary wear and tear) such that, in the reasonable judgment of such Obligor, the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent such Obligor from discontinuing the operation and

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                                                                [EXECUTION COPY]

the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            SECTION 6.07. PAYMENT OF TAXES AND CLAIMS. Each Obligor will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor, PROVIDED that none of the Obligors need pay any such tax or assessment or claims if the amount, applicability or validity thereof is contested by such Obligor on a timely basis in good faith and in appropriate proceedings, and such Obligor has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

            SECTION 6.08. CORPORATE EXISTENCE, ETC. Each Obligor will at all times preserve and keep in full force and effect its corporate existence. Subject to SECTION 7.02 each Obligor will at all times preserve and keep in full force and effect the corporate existence and all rights and franchises of such Obligor unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect. The Obligors shall not amend their Governing Documents in a manner which would have a Material Adverse Effect on the Holders.

            SECTION 6.09. MAINTENANCE OF BOOKS AND RECORDS. Each Obligor will make and keep books, records and accounts in which full, true and correct entries in accordance with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities.

            SECTION 6.10. MAINTENANCE OF LINES OF BUSINESS. Each Obligor will, and will cause its Subsidiaries to, devote substantially all of their respective time to, and deploy substantially all of their respective Material assets owned or used by such Obligor or Subsidiary in, the Lines of Business as conducted by the Obligors on the date of this Agreement and businesses reasonably related thereto.

            SECTION 6.11. PRIVATE PLACEMENT NUMBERS. At the request of any Holder, the Issuer shall assist such Holder in obtaining a Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) for the Notes.

            SECTION 6.12. LIENS. The Obligors shall defend the Collateral against any and all Liens howsoever arising, other than Permitted Liens, and in any event defend against any attempted foreclosure.


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                                                                [EXECUTION COPY]

            SECTION 6.13. RULE 144. In order to permit the holders of Notes, Shares and the Warrant Shares to sell the same, if they so desire, pursuant to Rule 144 promulgated by the Commission (or any successors to such rules), the Issuer and the Parent will, at such time as any of the Common Stock becomes registered for sale by the Parent under the 1933 Act, comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 (or any successors thereto), including the timely filing of all reports with the Commission and the provision of any information regarding the Parent in order to enable such holders, if they so elect, to utilize Rule 144, and the Parent will cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to any sale of Notes, Shares and Warrant Shares which is exempt from registration under the 1933 Act pursuant to Rule 144. Upon the request of any Holder of Notes, Shares and Warrant Shares, the Parent will deliver to such holder a written statement verifying that it has complied with such requirement.

            SECTION 6.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Obligors will apply the proceeds of the sale of the Notes to pay costs and expenses incurred by the Obligors in connection with the Note Documents and for working capital and to repay a loan to the Issuer by Kenneth Kessler in the principal amount of $750,000. The proceeds may not be used to pay Senior Debt. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve each Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

            SECTION 6.15. FURTHER ASSURANCES; SECURITY INTERESTS.

            (a) Upon the request of the Purchaser, the Obligors shall duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Obligors, such further instruments as may be appropriate in the reasonable judgment of the Purchaser to carry out the provisions and purposes of this Agreement and the other Note Documents.

            (b) Upon the request of the Purchaser, the Obligors shall promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Obligors, such further instruments as may be appropriate in the reasonable judgment of the Purchaser to provide the Collateral Agent, on behalf of Purchasers, a perfected Lien in the Collateral (subject to the prior lien of the Senior Debt) and any and all documents (including without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other ministerial acts which are necessary, from time to time, in order to grant and maintain in favor of the Collateral Agent, on behalf of Purchasers, the security interest in the Collateral contemplated hereunder and under the other Note Documents.


                                      -46-
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                                                                [EXECUTION COPY]

            (c) The Obligors shall promptly undertake to deliver or cause to be delivered to the Purchaser from time to time such other documentation, consents, bank acknowledgments, partnership acknowledgments and consents, authorizations and approvals in form and substance reasonably satisfactory to the Purchaser, as the Purchaser shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Collateral Agent, on behalf of Purchasers.

            SECTION 6.16. PREPAYMENT OF SENIOR DEBT. Notwithstanding the prepayment requirements under the Senior Debt Documents, or any waiver by the Senior Lender of any of its rights with respect to any prepayment of the Senior
Debt:

            (a) The Obligors shall apply any and all Extraordinary Cash Proceeds to the permanent reduction of the outstanding principal amount of the Senior Debt under any term loan, and thereafter in the case of any Senior Debt under any revolving credit facility, a reduction in any outstanding amount under such revolving credit facility;

            (b) The Obligors shall apply the percentage of Excess Cash Flow as required in SECTION 2.06 (b)(iii) AND (iv) to the permanent reduction of the outstanding principal amount of the Senior Debt under any term loan, and thereafter in the case of any Senior Debt under any revolving credit facility, a reduction in any outstanding amount under such revolving credit facility in accordance with SECTION 2.06(b)(iii) AND (iv); and

            (c) In the event that the application of payments pursuant to
SECTION 6.16(a) and/or SECTION 6.16(b) results in the occurrence of the Senior Debt Termination Date the Obligors shall apply any and all Extraordinary Proceeds to the prepayment of the Notes pursuant to SECTION 2.06(a) and/or any additional Excess Cash Flow to the prepayment of the Notes in accordance with
SECTION 2.06(b)(i) AND (ii) prior to any Permitted Refinancing of the Senior
Debt.

            SECTION 6.17. RIGHT TO PROVIDE FINANCING. For so long as the Notes are outstanding, and subject to the restrictions contained herein, the Issuer and Parent shall provide to the Initial Purchaser (and not to any assignee or transferee of the Notes other than Affiliates or Affiliated Investors) a right of first refusal to provide: (i) any debt financing for the Issuer or its Subsidiaries (other than the following categories of financings to which this SECTION 6.17 shall not apply: sale/leaseback and lease financings; or purchase money financing and capital lease financing of equipment or fixed assets from the sellers thereof); or (ii) private equity financings of any sort for the Parent or any of its Subsidiaries, but only in an amount equal to such equity as is necessary to maintain the Holders' fully diluted equity ownership percentage at the same level as at the Closing or (iii) any refinancing of the Senior Debt or any financing that would be senior to, or PARI PASSU with, the Senior Debt (collectively a "FINANCING"). If the Issuer or Parent desires in good faith to engage in a Financing, the Issuer shall first notify the Initial Purchaser and in good faith negotiate with them the terms of the Financing desired. If the parties are unable to negotiate mutually acceptable terms in a reasonable amount of time given the needs of the Issuer, the Issuer may seek a bona fide Financing proposal from a third party and upon receiving the same shall deliver a written notice thereof to the Initial Purchaser (the "NOTICE"). The Notice shall contain a description of the proposed Financing and all of the terms thereof and the parties thereto, including the proposed closing arrangements. The Notice shall be


                                      -47-
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                                                                [EXECUTION COPY]

accompanied by a copy of the bona fide third party offer for the Financing. If the financing proposal in the Notice is not more favorable to Issuer and Parent, during the period ending 15 Business Days after the Notice is delivered to the Initial Purchaser, the Initial Purchaser may, by written notice to the Issuer and Parent, agree to provide the Financing on the terms described in the Notice. In the event that the Initial Purchaser does not agree to provide the Financing, the Issuer or Parent shall have the right to accept the third party Financing on the terms (such as interest, maturity date, dividend rate, redemption date, etc.) described in the Notice (or terms more favorable to the Issuer), but shall not have the right to accept Financing on any terms less favorable than those provided in the Notice without providing the Initial Purchaser another opportunity to provide the same as set forth herein.

            SECTION 6.18. HAZARDOUS MATERIALS; REMEDIATION. The Issuer will (i) promptly give notice to the Holders in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if any Obligor becomes aware of, (x) the existence or alleged existence of a violation of any applicable Environmental Law or the incurrence of any liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Material or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by any Obligor, or due to the operations or activities of any Obligor or any other Person on or in connection with any such property or any part thereof, or (y) any release on any of such properties of Hazardous Materials in a quantity that is reportable under any applicable Environmental Law; (ii) promptly comply, subject to Permitted Contests, with any governmental requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide evidence satisfactory to the Required Holders of such compliance; and
(iii) provide the Holders, within 30 days after demand therefor by the Required Holders, with a bond, letter of credit or similar financial assurance evidencing to the satisfaction of the Required Holders that sufficient funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any such property as a result thereof where the projected cost thereof exceeds $100,000.

            SECTION 6.19. BOARD MEETINGS. The Issuer and the Parent will notify the Holders of all meetings and actions by written consent of the board of directors of the Parent and each committee thereof at the same time and in the same manner as notice of any meetings of such board or committee is required to be given to its directors who do not waive such notice (or, if such action requires no notice, then 10 days written notice thereof describing the matters upon which action is to be taken). All meetings of the board of directors of the Issuer or each committee thereof shall be held on the same day and in the same location as the analogous meeting of the board of directors of the Parent or relevant committee thereof, as the case may be. The Holders shall have the right to send two representatives selected by them to each such meeting, who shall be permitted to attend such meeting and any adjournments thereof (other than any portion of such meeting devoted to discussion of the Holders solely in their respective capacities as holders of the Notes).

            SECTION 6.20. ENFORCEMENT OF COVENANTS NOT TO COMPETE AND MATERIAL


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                                                                [EXECUTION COPY]

CONTRACTS. Each Obligor shall preserve, protect and defend, to the extent permitted by applicable law, all of its rights, if any, with respect to any covenant not to compete and other material provisions contained in any of the material contracts of such Person or contained in any employment agreement with any employee whose annual salary and other compensation payable by any Obligor is $50,000 or more.

            SECTION 6.21. LANDLORD AND WAREHOUSEMAN WAIVERS. The Issuer shall use its best efforts to deliver to the Collateral Agent waivers of contractual and statutory landlord's, mortgagee's and warehouseman's Liens in form and substance satisfactory to the Collateral Agent under each existing lease, warehouse agreement or similar agreement to which any Obligor is a party; provided that such waivers will in any event be incorporated when the existing lease, warehouse agreement or similar agreement is amended, renewed or extended and the Obligors will obtain waivers of both contractual and statutory landlord's, mortgagee's and warehouseman's Liens in form and substance satisfactory to the Collateral Agent in connection with each new lease, warehouse agreement or similar agreement entered into by any Obligor.

            SECTION 6.22. MORTGAGES ON REAL PROPERTY; TITLE INSURANCE AND SURVEY. Within thirty (30) days after the acquisition of any real property having a fair market value in excess of $100,000 by any Obligor, such Obligor will furnish the Collateral Agent with a Mortgage covering each parcel of real property acquired by such Obligor (the "REAL PROPERTY"), together with an ALTA extended coverage lender's policy of title insurance in a policy amount equal to 100% of the greater of (i) purchase price of such acquired property (including any liabilities assumed in connection with the acquisition) or (ii) the fair market value of such property, insuring such Mortgage as a valid, enforceable first Lien on the Obligor's interest in the Real Property covered thereby, subject only to Permitted Liens and to such other exceptions as are satisfactory to the Collateral Agent, together with an ALTA survey with respect to each parcel of the Real Property acquired, in form and substance reasonably satisfactory to the Collateral Agent, and legible copies of all documents affecting title, which shall show all recording information. The policy, including each of the exceptions to coverage contained therein, shall be subject to the approval of the Collateral Agent, and shall be issued by a title company acceptable to the Collateral Agent. Attached to the policy shall be any and all endorsements reasonably required by the Collateral Agent, including (a) a comprehensive endorsement (ALTA 100 or equivalent) covering restrictions and other matters, (b) a broad form zoning endorsement, which specifically ensures that applicable parking requirements, if any, have been satisfied, (c) an endorsement ensuring that the lien of each Mortgage is valid against any applicable usury laws or other laws prohibiting the charging of interest on interest in the state(s) where such Real Property is located, (d) an endorsement ensuring that the Real Property has access to a dedicated public street, (e) a revolving credit endorsement, (f) a contiguity endorsement, (g) a survey and "same as" endorsement, and (h) an endorsement deleting the so-called "doing business" exclusion.

            SECTION 6.23. ADDITIONAL SUBSIDIARIES. Promptly after the creation or acquisition of any Subsidiary by any Obligor, such Obligor shall execute and deliver or cause to be executed and delivered, (i) such documents required in order to cause such Subsidiary to become an Obligor hereunder, (ii) a Security Agreement from such Subsidiary, (iii) a pledge of all of the capital stock of such Subsidiary pursuant to a Pledge Agreement from the parent of


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                                                                [EXECUTION COPY]

such Subsidiary, and (iv) such other related stock powers, financing statements, opinions of counsel and other documents as the Collateral Agent may request, all in form and substance reasonably satisfactory to the Collateral Agent.

            SECTION 6.24. ACCREDITATION AND LICENSING. Each Obligor shall keep itself fully licensed with all licenses required to operate such Person's business under applicable law and maintain such Person's qualification for participation in, and payment under, Medicare, Medicaid, CHAMPUS, CHAMPVA and any other federal, state or local governmental program or private program providing for payment or reimbursement for services rendered by such Person, except to the extent that the loss or relinquishment of such qualification would not or could not reasonably be expected to have or result in a Material Adverse Effect; PROVIDED, HOWEVER, that nothing in this Agreement shall require any Obligor to participate in the CHAMPUS or CHAMPVA programs if it elects not to accept patients covered by such programs. The Issuer will promptly furnish the Collateral Agent and the Holders with copies of all reports and correspondence relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this Section.

            SECTION 6.25. ISSUANCE OF ADDITIONAL NOTES. If the Issuer is prohibited from paying all or any portion of a cash payment of interest pursuant to the Intercreditor Agreement, the Issuer shall issue a note for such unpaid interest on the same terms and conditions of the other Notes issued pursuant hereto (except that interest accruing under such note shall not be payable in cash until the Senior Debt Termination Date), such note an "ADDITIONAL NOTE."

            SECTION 6.26. INTEREST RATE CONTRACTS. No later than October 16, 2000, the Issuer shall obtain, and shall thereafter cause to be maintained for a period of not less than three years, one or more Interest Rate Contracts with respect to the Senior Debt, covering an aggregate notional amount of not less than one-half of the maximum principal amount of the Senior Debt and otherwise on terms reasonably acceptable to the Holders.

            SECTION 6.27. POST-CLOSING DELIVERIES AND REQUIREMENTS. Each Obligor shall fulfill the requirements of, take such actions as set forth in, and deliver or cause to be delivered the items required in, the Post Closing Undertaking, each in the time specified in the Post Closing Undertaking.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

            Each Obligor covenants that so long as any of the Notes are outstanding:

            SECTION 7.01. TRANSACTIONS WITH AFFILIATES; MANAGEMENT COMPENSATION.

            (a) No Obligor will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer, on terms that are less favorable to such Obligor, than those which might be obtained at the time from a Person who is not an Affiliate of the Issuer; provided however that if the Affiliate is any Person other than a Subsidiary of which the Parent or the Issuer beneficially owns at least 80% of the outstanding equity securities thereof,


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                                                                [EXECUTION COPY]

and at such time the Holders have elected a Director to the Board pursuant to the terms of the Series A Preferred Stock, the Director elected by the Holders shall have made a determination to approve the transaction.

            (b) No Obligor shall, directly or indirectly, pay or become obligated to pay, any compensation for services in any form to or for the account of any member of Senior Management, except in accordance with the terms of each employment agreement for each member of Senior Management, each such employment agreement entered into after the date of this Agreement to be in form and substance reasonably satisfactory to the Required Holders; PROVIDED, HOWEVER, that this SECTION 7.01 shall not restrict use of the proceeds of the Notes to repay Kenneth Kessler up to $750,000, plus accrued interest thereon, owed by the Issuer to him pursuant to a note dated August 21, 2000.

            SECTION 7.02. CONSOLIDATIONS AND MERGERS. No Obligor will, (i) consolidate or merge with or into any other Person other than the merger of a Subsidiary of the Issuer or Parent with and into the Issuer, with the Issuer the surviving entity.

            SECTION 7.03. LIMITATION ON ASSET SALES.

            (a) The Parent shall not make any Asset Sale; and

            (b) Neither the Issuer nor any Subsidiary of the Issuer or the Parent shall make an Asset Sale unless:

                  (i) the proceeds of such Asset Sale are applied in accordance with the provisions of SECTIONS 2.06 AND 6.16 hereof;

                  (ii) the Asset Sale is to a Person not an Affiliate of the Parent or the Issuer and at least 85% of the value of the total proceeds thereof consist of cash or debt assumed by a transferee, and any portion not constituting cash is pledged or delivered to the Collateral Agent pursuant to the Security Documents; and

                  (iii) no Default shall then exist or is created thereby;

            PROVIDED, HOWEVER, that in no event may the Issuer or any Subsidiary of the Issuer or the Parent sell all, or substantially all, of the Collateral.

            SECTION 7.04. RESTRICTED PAYMENTS AND INVESTMENTS.

            (a) No Obligor will directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; PROVIDED, THAT, the foregoing shall not restrict or prohibit dividends or distributions by the Issuer or the Parent at such times or in such amounts as are necessary to permit
(i) the pro rata distribution by an Obligor of Net Cash Proceeds received by such Obligor from the sale of any partial hospitalization assets to the Issuer and/or the Parent and the holders of the minority ownership interest in such Obligor, or (ii) a distribution by the Issuer to the Parent in an amount not to exceed $100,000 in any one Fiscal Year for reasonable out of pocket operating costs and expenses.


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                                                                [EXECUTION COPY]

            (b) No Obligor will acquire any assets other than in the ordinary course of business, or make, acquire or own any Investment in any Person other than (a) Temporary Cash Investments, and (b) Investments in Subsidiaries. Without limiting the generality of the foregoing, no Obligor will create any Subsidiary without the consent of the Required Holders and arrangements satisfactory to the Required Holders for (w) such Subsidiary to become an Obligor hereunder, (x) a pledge of the stock of such Subsidiary to the Collateral Agent for the benefit of the Purchaser, (y) a guaranty by such Subsidiary of the Obligations of the Issuer hereunder, and (z) a grant of a Lien on all of the assets of such Subsidiary to the Collateral Agent for the benefit of the Holders to secure such guaranty.

            SECTION 7.05. LIMITATION ON ADDITIONAL INDEBTEDNESS. No Obligor will, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for:

            (a) the Obligations;

            (b) Indebtedness of any Obligor incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $350,000;

            (c) Indebtedness of the Parent or the Issuer or any Subsidiary of the Parent to the Parent or Issuer or a wholly-owned Subsidiary of the Parent or the Issuer;

            (d) Indebtedness of the Issuer incurred in connection with an acquisition in accordance with terms and conditions of SECTION 7.04, which Indebtedness shall be subordinated in all respects to any and all Indebtedness of the Obligors to the Holders, upon terms and conditions satisfactory to the Holders;

            (e) Other Indebtedness of the Obligors in an aggregate principal amount (whether fixed or contingent, drawn or undrawn) not to exceed at any time $150,000; and

            (f) the Senior Debt; PROVIDED, HOWEVER, that the aggregate amount of the obligations incurred in respect of any Indebtedness or Guaranty by all Obligors which constitute Senior Debt shall not exceed the Maximum Senior Debt Amount.

            SECTION 7.06. NEGATIVE PLEDGE. No Obligor will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a) any Lien on any asset securing Indebtedness permitted under
SECTION 7.05(b) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

            (b) Liens arising in the ordinary course of its business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding $150,000, and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;


                                      -52-
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                                                                [EXECUTION COPY]

            (c) Liens created by the Security Documents; and

            (d) Liens granted in connection with the Senior Debt Documents.

            SECTION 7.07. RANK OF FUTURE INDEBTEDNESS. No Obligor shall incur, create, issue, assume, guarantee or acknowledge any agreement with respect to
(i) any Indebtedness which is senior in right of payment to the Obligations other than Senior Debt expressly permitted by SECTION 7.05(f), (ii) any other Indebtedness (including, without limitation, Indebtedness which is PARI PASSU with, or subordinate to, the Obligations) unless such Indebtedness is expressly permitted by SECTION 7.05, or (iii) any Indebtedness (other than Senior Debt and Indebtedness between Obligors permitted by SECTION 7.05) which is structurally senior in right of payment to the Obligations.

            SECTION 7.08. ACTIVITIES OF PARENT. The Parent shall not, directly or indirectly, (i) enter into or permit to exist any transaction or agreement (including any agreement for the incurrence or assumption of Indebtedness, any purchase, sale, lease or exchange of any property or the rendering of any service), between itself and any other Person, (ii) engage in any business or conduct any activity (including the making of any Investment or payment) or transfer any of its assets, other than Investments in the Issuer, and performance of ministerial activities and payment of taxes and administrative fees necessary for compliance with the next succeeding sentence, or (iii) consolidate or merge with or into any other Person. The Parent shall further preserve, renew and keep in full force and effect their respective corporate existences and any rights, privileges and franchises necessary or desirable in the conduct of their respective business, and shall comply in all material respects with all material applicable laws, ordinances, rules, regulations and requirements of governmental authorities. The Parent shall not have any Subsidiaries other than the Issuer and the other Subsidiaries listed on Schedule 5.01(f)(i) as of the Closing Date.

            SECTION 7.09. ERISA. No Obligor will:

            (a) engage in any transaction in connection with which any Obligor could be subject to any material liability arising from either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

            (b) terminate any Plan in a manner, or take any other action, which could result in any material liability of any ERISA Affiliate to the PBGC;

            (c) fail to make full payment when due of all amounts which, under the provisions of any Plan, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan;

            (d) permit the present value of all benefit liabilities under all Plans to exceed the fair market value of the assets of such Plans; or

            (e) fail to make any payments to any Multiemployer Plan that it may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

            SECTION 7.10. AMENDMENTS OR WAIVERS. Without the prior written consent of


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                                                                [EXECUTION COPY]

the Required Holders, no Obligor will agree to (i) any amendment to or waiver of or in respect of its certificate of incorporation or Bylaws or any Note Document (other than Security Documents being amended with the consent of the Senior Lender); or (ii) any other material amendment to or waiver of any Material Agreement constituting a part of the Collateral that adversely affects, impairs or lessens any of the rights of the Holders.

            SECTION 7.11. RESTRICTIONS ON SALE AND ISSUANCE OF CAPITAL STOCK. No Obligor will issue or sell any shares of capital stock or other equity interests except for (i) in the case of the Issuer, shares of capital stock issued by the Issuer to the Parent which are delivered to the Collateral Agent in pledge for the benefit of the Collateral Agent and the Holders; (ii) in the case of any Subsidiary of the Issuer or the Parent, shares of capital stock issued by such Subsidiary to the Issuer or Parent which are delivered to the Collateral Agent in pledge for the benefit of the Collateral Agent and the Holders, and (iii) in the case of any Obligor, shares of capital stock or other equity interests in a sale or issuance not described in clause (i) or (ii) of this SECTION 7.11, if the proceeds from any such sale or issuance are applied in accordance with SECTIONS 2.06 AND 6.16 hereof; PROVIDED, HOWEVER, that any sale or issuance of Preferred Stock must be on terms and conditions acceptable to the Required Holders in their sole good faith discretion.

            SECTION 7.12. CAPITATED BENEFICIARY ADJUSTMENTS; PUBLIC CONTRACTS CAPITATION RISK.

            (a) Without the prior written consent of the Required Holders, APS will not agree to any amendment to, or waiver of, any provision related to the Capitated Beneficiary Adjustment Payment or the calculation of such Capitated Beneficiary Adjustment Payment in the PHC Service Agreement or the PHC Purchase Agreement that adversely affects, impairs or lessens any of the rights of the Holders; and

            (b) Without the prior written consent of the Required Holders, no Obligor will become party to any public sector Service Agreement or other contract pursuant to which it becomes liable for all or any portion of any capitation risk if the annual gross revenues generated in connection with such Service Agreement or contract could, in the good faith judgment of the Required Holders, equal or exceed $8,000,000.

            SECTION 7.13. FISCAL YEAR. The Issuer shall not change its fiscal year from a fiscal year ending December 31.

            SECTION 7.14. TOTAL DEBT SERVICE COVERAGE RATIO. The Parent shall not permit the ratio determined as of the last day of any calendar month of (i) Consolidated Free Cash Flow to (ii) Total Debt Service, in each case for the twelve-month period then ended (PROVIDED, HOWEVER, that in making such calculation there shall be excluded any period of time prior to July 1, 2000) to be less than 1.00 to 1.00; PROVIDED, HOWEVER, that in calculating this financial covenant there shall be excluded from Total Debt Service the Senior Debt principal amortization payment scheduled to be paid on July 1, 2000. In calculating compliance with this SECTION 7.14, Consolidated Capital Expenditures for any period shall be calculated as (a) for periods through December 31, 2000, the lesser of (i) 83,333 per month and (ii) actual Consolidated Capital Expenditures for such period; and (b) for the periods from and after January 1, 2001, actual


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                                                                [EXECUTION COPY]

Consolidated Capital Expenditures for each month.

            SECTION 7.15. MINIMUM EBITDA. The Parent shall not at any time during any period specified below permit Consolidated EBITDA for the twelve month period most recently ended (provided, however, that in making such calculation, there shall be excluded any period of time prior to July 1, 2000), to be less than the amount set forth opposite such period below:

                  PERIOD ENDING                CONSOLIDATED EBITDA
                  -------------                -------------------
                  July 31, 2000                $435,000
                  August 31, 2000              $814,000
                  September 30, 2000           $1,339,000
                  October 31, 2000             $1,766,000
                  November 30, 2000            $2,194,000
                  December 31, 2000            $2,592,000
                  January 31, 2001             $3,205,000
                  February 28, 2001            $3,783,000
                  March 31, 2001               $3,983,000
                  April 30, 2001               $4,486,000
                  May 31, 2001                 $4,968,000
                  June 30, 2001                $5,651,000
                  July 31, 2001                $5,815,000
                  August 31, 2001              $5,958,000
                  September 30, 2001           $6,010,000
                  October 31, 2001             $6,103,000
                  November 30, 2001            $6,201,000
                  December 31, 2001            $6,335,000
                  January 31, 2002             $6,335,000
                  February 28, 2002            $6,335,000
                  March 31, 2002               $6,569,000
                  April 30, 2002               $6,618,000
                  May 31, 2002                 $6,694,000
                  June 30, 2002                $6,575,000
                  July 31, 2002                $6,612,000
                  August 31, 2002              $6,599,000
                  September 30, 2002           $6,603,000
                  October 31, 2002             $6,669,000
                  November 30, 2002            $6,736,000
                  December 31, 2002            $6,803,000
                  At any time thereafter       $6,825,000

            SECTION 7.16. RESTRICTIVE AGREEMENTS. The Parent and the Issuer will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, the Intercreditor Agreement and any other Note Document) prohibiting the ability of any Subsidiary to make any payments, directly or indirectly, to the Issuer by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other


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                                                                [EXECUTION COPY]

agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Issuer; PROVIDED, HOWEVER, that the Senior Debt Documents may not prohibit dividends and distributions from any Subsidiary to the Issuer to enable the Issuer to make payments permitted under the provisions of the Intercreditor Agreement.

            SECTION 7.17. EQUITY SECURITIES ISSUANCES TO EMPLOYEES AND MANAGEMENT. Parent shall not issue shares of Common Stock, Preferred Stock, options, warrants or any other equity securities to any employee or member of management of any Obligor for a purchase or exercise price less than fair market value as determined by independent members of the Parent's board of directors.

            SECTION 7.18. SEGREGATED ACCOUNT. No Obligor will make withdrawals from the account covered by the Segregated Account Agreement unless such withdrawal is to be used for general corporate purposes (which shall not include payment of the Senior Debt unless such payment is in accordance with the Intercreditor Agreement).

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

            SECTION 8.01. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) any Obligor defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) any Obligor defaults in the payment of any interest on any Note or any other amount due under this Agreement in full, for more than five Business Days after the same becomes due and payable; or

            (c) any Obligor defaults in the performance of or compliance with any term contained in ARTICLE VII or in SECTIONS 6.04, 6.08, 6.09, 6.10 OR 6.14.

            (d) any Obligor defaults in the performance of or compliance with any term contained in ARTICLE VI (other than those contained in SECTIONS 6.04, 6.08, 6.09, 6.10 OR 6.14) or in any Security Document (if such default or non-compliance adversely affects all or substantially all of the Collateral) and such default is not remedied within 10 Business Days after the earlier of (i) a Responsible Officer of such Obligor obtaining actual knowledge of such default and (ii) such Obligor receiving written notice of such default from any Holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of SECTION 8.01); or

            (e) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b)
(c) and (d) of this SECTION 8.01) or in any other Note Document (other than any Security Document) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of such


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Obligor obtaining actual knowledge of such default and (ii) such Obligor receiving written notice of such default from any Holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of SECTION 8.01); or

            (f) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in any Security Document as of the date hereof or in any other Note Document at any time or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (g) (i) any Obligor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Senior Debt) that is outstanding in an aggregate principal amount of at least $150,000 beyond any period of grace provided with respect thereto, or (ii) any Obligor is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Senior Debt) in an aggregate outstanding principal amount of at least $150,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the Holder of Indebtedness to convert such Indebtedness into equity interests), (x) any Obligor has become obligated to purchase or repay Indebtedness (other than Senior Debt) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $150,000, or (y) one or more Persons have the right to require any Obligor so to purchase or repay such Indebtedness (other than Senior Debt); or

            (h) any Obligor shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue or any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction and such determination, ruling, decision, decree or order remains unstayed and in effect for any period of 10 days beyond any period for which any business interruption insurance policy of the Obligors shall provide full coverage to such Person of any losses and lost profits; or

            (i) any Obligor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (j) any material obligation of any Obligor in any Note Document (other than the Security Documents) shall, for any reason, not be or shall cease to be in full force and effect


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                                                                [EXECUTION COPY]

except as provided herein or therein or shall be declared null and void or any Security Documents shall not give or shall cease to give the Collateral Agent the Liens, rights, powers and privileges with respect to the Collateral purported to be created thereby in favor of the Collateral Agent superior to and prior to the rights of all third Persons (except to the extent expressly permitted herein or therein) other than by actions of the Purchaser, PROVIDED that no such defect in the Note Documents shall give rise to an Event of Default under this clause (j) unless such defect or failure shall affect Collateral that is or should be subject to a Lien in favor of the Purchaser having an aggregate value in excess of $50,000.

            (k) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the applicable Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor, or any such petition shall be filed against any Obligor and such petition shall not be dismissed within 60 days; or

            (l) a judgment or an order for the payment of money which when aggregated with other such judgments or orders equals or exceeds in excess of $350,000 is rendered against one or more of the Obligors and such judgment or order is not, within 10 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 10 days after the expiration of such stay or any judgment shall be rendered against any Obligor that exceeds by more than $150,000 any insurance coverage applicable thereto; or

            (m) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of such Obligor thereunder; and any such event or events described in clauses
(i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this SECTION 8.01(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

            (n) except as the result of any transfer made pursuant to a pledge of stock under


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the Security Documents, the Parent shall fail at any time to be the record and beneficial owner of 100% of the issued and outstanding capital stock of the Issuer, free and clear of any Lien, or the Issuer or any other Obligor shall sell, transfer or otherwise dispose of (including by way of sale of capital stock or other equity interests) all or substantially all of the assets or interests of the Persons listed on Schedule 5.01(f)(ii), taken in the aggregate, or the Issuer shall fail at any time to be the record and beneficial owner of 100% of the issued and outstanding capital stock of any Subsidiary formed or acquired after the Closing Date, in each case free and clear of any Lien; or

            (o) the auditor's report or reports on the audited statements delivered pursuant to SECTION 6.01 shall include any material qualification (including with respect to the scope of audit) or exception or any adverse statement as to the ability of the Parent or the Issuer to continue as a going concern; or

            (p) any of the Note Documents shall for any reason fail to constitute the valid and binding agreement of any Obligor to the extent described in SECTION 5.01(b), or any such party shall so assert in writing; or

            (q) a case or other proceeding shall be commenced against either Coventry Health Care or Priority under any bankruptcy, insolvency or other similar law or either Coventry Health Care or Priority shall voluntarily commence such case or other proceeding; any event shall occur which renders either Coventry Health Care or Priority insolvent or could reasonably be expected to have a material adverse effect on the credit worthiness of such Person; either Coventry Health Care or Priority shall terminate the Service Agreement to which it is a party or challenge the legality, validity or binding effect of such Service Agreement or any material provision thereof; or any other event occurs or condition exists which in the sole judgment of the Required Holders could reasonably be expected to have a material adverse effect on the financial condition, operations, business, properties or prospects of Coventry Health Care or Priority; or

            (r) any "Event of Default" under the Senior Debt Documents resulting from the failure of the Obligors to pay, on a timely basis, any principal, interest or periodic fees due and owing to Senior Lender under the Senior Debt Documents including, without limitation, any default in payment of Senior Debt after acceleration thereof; or

            (s) any Obligor is in default in the performance of or compliance with any term of the Senior Debt, and as a consequence of such default or condition such Indebtedness has become due and payable before its stated maturity or before its regularly scheduled dates of payment; or

            (t) any default has occurred and is continuing under or with respect to any Material Agreement or other material instrument to which an Obligor is a party or by which an Obligor's property is bound or affected and such default adversely affects, impairs or lessens any of the rights of the Holders.

            SECTION 8.02. REMEDIES ON EVENT OF DEFAULT, ETC.

            (a) Acceleration.


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                  (i) If an Event of Default with respect to any Obligor
described in paragraph (i) or (k) of SECTION 8.01 (other than an Event of Default described in clause (i) of paragraph (i) or described in clause (vi) of paragraph (i) by virtue of the fact that such clause encompasses clause (i) of paragraph (i)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (ii) If any Event of Default described in paragraph (a) or (b) of SECTION 8.01 has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to each Obligor, declare all the Notes held by it or them to be immediately due and payable.

                  (iii) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to each Obligor, declare all the Notes then outstanding to be immediately due and payable.

            Upon any Notes becoming due and payable under this SECTION 8.02, whether automatically or by declaration, such Notes will forthwith mature and the entire Unpaid Principal Amount of such Notes, plus all accrued and unpaid interest thereon and any premium or additional payment which would then be due (to the full extent permitted by Governing Law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

            (b) SERIES A PREFERRED STOCK ELECTION OF A MEMBER OF THE BOARD OF DIRECTORS. If any Default or Event of Default has occurred the Holders, owning all outstanding shares of Series A Preferred Stock of the Issuer, shall be entitled, pursuant to the terms of the Series A Preferred Stock, to immediately elect one member of the Board of Directors of the Issuer who shall be in addition to the regular members of the Board of Directors elected by holders of the Common Stock and other classes of Preferred Stock.

            (c) OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 8.02(a), the Purchaser, pursuant to directions of the Required Holders, may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

            (d) RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (a)(i) or (a)(ii) of SECTION 8.02, the Required Holders, by written notice to each Obligor, may rescind and annul any such declaration and its consequences if (a) each Obligor has paid all overdue interest on the Notes, all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, all interest on such overdue principal and (to the extent permitted by Governing Law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant


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to SECTION 9.03, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this SECTION 8.02(d) will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

            (e) NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of each Obligor under SECTION 9.01, each Obligor will pay to the Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this SECTION 8.02, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

                                   ARTICLE IX.
                                  MISCELLANEOUS

            SECTION 9.01. EXPENSES, ETC. Whether or not the transactions contemplated hereby are consummated, each Obligor agrees, jointly and severally to pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchaser or Holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or other Note Documents, or by reason of being a Holder of any Note, and
(b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and other Note Documents. Each Obligor will pay, and will save each Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Holder). The obligations of each Obligor under this SECTION 9.01 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or other Note Documents, and the termination of this Agreement.

            SECTION 9.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of any Holder. All statements contained in any certificate or other instrument delivered by or on


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behalf of each Obligor pursuant to this Agreement shall be deemed representations and warranties of each Obligor under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between each Holder and each Obligor and supersede all prior agreements and understandings relating to the subject matter hereof.

            SECTION 9.03. AMENDMENT AND WAIVER.

            (a) REQUIREMENTS. This Agreement, the Notes and the other Note Documents may be amended, and the observance of any term hereof or thereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of each Obligor and the Required Holders, except that no amendment or waiver of any of the provisions of SECTIONS 2.01, 4.01, 4.02 OR
9.07 hereof, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, and no such amendment or waiver may, without the written consent of all Holders affected thereby, subject to the provisions of SECTION 8.02 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or amend any of SECTIONS 8.01(a), 8.01(b), 8.02, 9.03 OR 9.06. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Holder:

                  (i) release of any Guarantor of the Obligations or all or a substantial portion of the Collateral (except as provided in SECTION 3.08),

                  (ii) waiver of any Event of Default described in SECTION 8.01.

            (b) DELIVERY OF AMENDMENTS, WAIVERS, ETC. Each Obligor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 9.03 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders.

            (c) PAYMENT. Each Obligor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

            (d) BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 9.03 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of any Note and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended

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or waived or impair any right consequent thereon. No course of dealing between each Obligor and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note.

            (e) NOTES HELD BY EACH OBLIGOR, ETC. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by each Obligor or any of its Affiliates shall be deemed not to be outstanding.

            SECTION 9.04. NOTICES. All notices and communications provided for hereunder shall be in writing and deemed given or delivered when delivered personally or sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or by registered or certified mail with return receipt requested (postage prepaid), or by a recognized overnight delivery service (with charges prepaid) and addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this SECTION 9.04):

            (a)   if to any Obligor, to it care of:

                  American Psych Systems Holdings, Inc.
                  6705 Rockledge Drive, Suite 200
                  Bethesda, Maryland 20817
                  Attention:  Kenneth Kessler and Stephen DaRe
                  Telephone:  (301) 571-0633
                  Telecopier:  (301) 493-0776

                  with a copy to:

                  Mintz, Levin, Cohn, Ferris, Glovesky & Popeo
                  11911 Freedom Drive, Suite 400
                  Reston, Virginia 20190
                  Attention:  Scott Meza, Esq.
                  Telephone:  (703) 464-4812
                  Telecopier:  (703) 464-4895

                  if to the Purchaser, to it care of:
                  Canyon Capital Advisors LLC
                  9665 Wilshire Boulevard
                  Beverly Hills, California 90212
                  Attention:  Scott Imbach
                  Telephone:  (310) 247-2700
                  Telecopier:  (310) 247-2701

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                                                                [EXECUTION COPY]

                  with a copy to:

                  Sidley & Austin
                  555 West Fifth Street
                  Los Angeles, California 90013
                  Attention:  Gary J. Cohen, Esq.
                  Telephone:  (213) 896-6013
                  Telecopier:  (213) 896-6600

            (b) if to any other Holder, to its address shown on the Note register to be maintained by the Issuer, on behalf of the Issuer, pursuant to
SECTION 2.02.

            Notices under this SECTION 9.04 will be deemed given only when actually received.

            SECTION 9.05. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder, may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Holder may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by Governing Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
SECTION 9.05 shall not prohibit each Obligor or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

            SECTION 9.06. CONFIDENTIAL INFORMATION. For the purposes of this
SECTION 9.06, "CONFIDENTIAL INFORMATION" means information delivered to any Holder by or on behalf of each Obligor in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Holder as being confidential information of each Obligor, PROVIDED that such term does not include information that (a) was publicly known to any Holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by any Holder or any Person acting on behalf of any Holder, (c) otherwise becomes known to any Holder other than through disclosure by each Obligor or its representatives or (d) constitutes financial statements delivered to any Holder under SECTION 6.01 that are otherwise publicly available. Each Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Holder in good faith to protect confidential information of third parties delivered to such Holder, PROVIDED that each Holder may deliver or disclose Confidential Information to its (i) directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) financial advisors and other

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professional advisors who agree to hold confidential the Confidential
Information substantially in accordance with the terms of this SECTION 9.06,
(iii) any other Holder of any Note, (iv) any Person to which such Holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 9.06), (v) any Person from which such Holder offers to purchase any security of each Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 9.06), (vi) any federal or state regulatory authority having jurisdiction over such Holder,
(vii) any nationally recognized rating agency that requires access to information about such Holder's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any Requirement of Law applicable to such Holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Holder's Notes and this Agreement. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
SECTION 9.06 as though it were a party to this Agreement. On reasonable request by each Obligor in connection with the delivery to any Holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with each Obligor embodying the provisions of this SECTION 9.06.

            SECTION 9.07. TRANSFERS OF NOTES. Subject to the requirements of the Intercreditor Agreement and SECTION 2.03(a) hereof, the Purchaser and any subsequent Holder shall have the right to transfer (i) any amount of Notes held by any such Person to any Affiliate or any Affiliated Investor, or (ii) Notes in a principal amount of at least Two Million Five Hundred Thousand Dollars ($2,500,000) to any other Person, by written notice to each Obligor, which notice shall be signed by both the Purchaser and such transferee, shall contain such transferee's agreement to be bound by this Agreement and the Notes shall contain a confirmation by such transferee of the accuracy with respect to it of the representations set forth in SECTION 5.02. As a condition to any transfer of a Note, the Issuer may require appropriate documentation to evidence compliance with applicable securities laws, including an opinion of counsel with respect thereto. Upon receipt of such notice, wherever the word "Purchaser" or "Holder" is used in this Agreement (other than in this SECTION 9.07), such word shall be deemed to refer to such transferee in lieu of the Purchaser or such Holder, as the case may be. No transfer of any Note shall relieve the transferring Holder of its obligations under SECTION 9.06.

            SECTION 9.08. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

            SECTION 9.09. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and

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                                                                [EXECUTION COPY]

any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 9.10. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            SECTION 9.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

            SECTION 9.12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

            SECTION 9.13. INDEMNIFICATION. The Issuer hereby indemnifies and agrees to defend and hold harmless each Holder and its directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from its own gross negligence or willful misconduct) arising out of or by reason of (a) any actual or proposed use by any Issuer or any other Person of the proceeds of the Notes, (b) any litigation, investigations, claims or proceedings which arise out of or are in any way related to (i) the Note Documents or the transactions contemplated hereby or (ii) any transaction arising under or relating to the Note Documents, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(c) any remedial or other action taken by an Obligor or any of the Holders in connection with compliance by any Obligor, or any of its properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. Without limiting any provision of this Agreement, it is the express intention of the parties hereto that each Person indemnified hereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages arising out of or resulting from the sole or concurrent negligence of such Person. Without prejudice to the survival of any other Obligations of the Obligors hereunder and under the other Note Documents, the Obligations of each Obligor under this SECTION 9.13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

            SECTION 9.14. MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Note Document, the Obligors and the


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                                                                [EXECUTION COPY]

Holders hereby agree that all agreements among them under this Agreement and the other Note Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to any Holder for the use, forbearance, or detention of the money loaned to the Issuer and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Note Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the any Holder should ever receive anything of value deemed interest by Governing Law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Issuer. All sums paid or agreed to be paid to any Holder for the use, forbearance, or detention of the Obligations and other Indebtedness of the Issuer to the Holders, to the extent permitted by Governing Law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this SECTION 9.14 shall control every other provision of this Agreement and all agreements among the Obligors and the Holders.


                                      -67-
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                                                                [EXECUTION COPY]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


ISSUER:

PSYCH SYSTEMS HOLDINGS, INC.,
a Delaware corporation


By:   /s/ Stephen DaRe
      --------------------------
      Stephen DaRe
      Chief Financial Officer

PURCHASER:

CANPARTNERS INVESTMENTS IV, LLC,
a California limited liability company,

By:   Canpartners Incorporated,
      a California corporation,
      its managing member


By:   /s/ Scott Imbach
      --------------------------
      Name: Scott Imbach
      Title: Attorney in fact

GUARANTORS:
AMERICAN PSYCH SYSTEMS, INC.,                AMERICAN PSYCH SYSTEMS OF TEXAS,
an Iowa corporation                          INC., a Delaware corporation


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer


                              SIGNATURE PAGE 1 of 3

                                                                [EXECUTION COPY]

CH/ECP SYSTEMS, INC.,                        AZCARE, INC.,
a New York corporation                       an Arizona corporation


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer

NEW YORK PSYCH SYSTEMS, INC.,                NEW YORK PSYCH SYSTEMS, L.P.,
a New York corporation                       a New York limited partnership

                                             By:   New York Psych Systems, Inc.,
By:   /s/ Stephen DaRe                             a New York corporation,
      ------------------------                     its general partner
      Stephen DaRe
      Chief Financial Officer

                                             By:   /s/ Stephen DaRe
                                                   ------------------------
                                                   Stephen DaRe
                                                   Chief Financial Officer

WESTCHESTER PSYCH SYSTEMS, L.P.,             SUFFOLK PSYCH SYSTEMS, L.P.,
a New York limited partnership               a New York limited partnership

By:   New York Psych Systems, Inc.,          By:   New York Psych Systems, Inc.,
      a New York corporation,                      a New York corporation,
      its general partner                          its general partner


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer

PSYCH SYSTEMS OF WESTCHESTER, INC.,          PSYCH SYSTEMS OF LONG ISLAND, INC.,
a New York corporation                       a New York corporation


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer


                              SIGNATURE PAGE 2 of 3

                                                                [EXECUTION COPY]

CHS MANAGED SERVICES, INC.,                  PSYCH SYSTEMS PPO, INC.,
a Delaware corporation                       a New York corporation


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer


AMERICAN PSYCH SYSTEMS HOLDINGS, INC.,       VYDAS RESOURCES, INC.,
a Delaware corporation                       a Montana corporation


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer

PSYCH SYSTEMS OF MANHATTAN, INC.,            AMERICAN PSYCH SYSTEMS OF PUERTO
A New York corporation                        RICO, INC., A PUERTO RICO
                                              CORPORATION


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer


                              SIGNATURE PAGE 3 of 3

                                                                [EXECUTION COPY]

                                                        EXHIBIT A --FORM OF NOTE

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

      THIS NOTE IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF SEPTEMBER 15, 2000 (THE "INTERCREDITOR AGREEMENT"), AMONG CANPARTNERS INVESTMENTS IV, LLC, PSYCH SYSTEMS HOLDINGS, INC., AMERICAN PSYCH SYSTEMS HOLDINGS, INC., AND BANK OF AMERICA, N.A. THIS NOTE IS SUBORDINATED IN RIGHT AND TIME OF PAYMENT TO THE PRIOR PAYMENT IN FULL IN CASH OF ALL SENIOR DEBT (AS DEFINED THEREIN) IN ACCORDANCE WITH, AND TO THE EXTENT SPECIFIED IN, SUCH INTERCREDITOR AGREEMENT AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE TERMS AND PROVISIONS OF SUCH INTERCREDITOR AGREEMENT. THIS NOTE IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE INTERCREDITOR AGREEMENT.

                          PSYCH SYSTEMS HOLDINGS, INC.,

                                     Issuer

                  15% SENIOR SUBORDINATED SECURED NOTE DUE 2004

                                                               No. [_____][Date]
$7,500,000

            FOR VALUE RECEIVED, the undersigned, PSYCH SYSTEMS HOLDINGS, INC., a Delaware corporation (the "ISSUER") hereby promises to pay to Canpartners Investments IV, LLC, a California limited liability company, or registered assigns, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS on June 15, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.25% per month from the date hereof, payable monthly, on the first day of each month of each year commencing on October 1, 2000, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest (as defined in the Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered Holder hereof, on demand), at a rate per annum from time to time equal to the 17.5%; provided, however, that if the Issuer is prohibited from paying all or any portion of a cash interest payment pursuant to the Intercreditor Agreement, the Issuer shall issue a note for such

                                                                [EXECUTION COPY]

unpaid interest on the same terms and conditions of this Note (except that interest accruing under such note shall not be payable in cash until the Senior Debt Termination Date).

            This Note is one of a duly authorized issue of Notes of the Issuer issued pursuant to the Note and Stock Purchase Agreement dated as of September 15, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "AGREEMENT"), among Issuer, the Guarantors From Time To Time Party Thereto, the Purchasers From Time To Time Party Thereto, and Canpartners Investments IV, LLC, to which Agreement and all Agreements supplemental thereto reference is hereby made for a statement of the respective rights, thereunder of the Issuer and the Holders of the Notes. Pursuant to the Agreement, the Holders of Notes are also entitled to the benefits of the Security Documents (as defined in the Agreement). The terms of the Notes include those stated in the Agreement. The Notes are subject to all such terms, and holders are referred to the Agreement for a statement of such terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

            Payments of principal of and interest on this Note are to be made in lawful money of the United States of America by the method and to the address or account specified with respect to the holder hereof pursuant to Section 2.05 of the Agreement.

            The Issuer hereby acknowledges and makes this Note a registered obligation for United States withholding tax purposes. The Issuer shall be the registrar for this Note (the "REGISTRAR") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar under this Note, the Issuer shall reasonably designate a successor Registrar. Each Holder who is a foreign person, by its acceptance of this Note, hereby agrees to provide the Issuer, for the benefit of the Issuer, with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar from for such Holder, participants or other affiliates who are holders of beneficial interests in this Note. Notwithstanding any contrary provision contained in this Note or any of the other Note Documents, neither this Note nor any interests therein may be sold, transferred, hypothecated, participated or assigned to any Person except upon satisfaction of the conditions specified in this paragraph. Each Holder, by its acceptance of its Note(s), agrees to be bound by the provisions of this paragraph and to indemnify and hold harmless the Registrar against any and all loss or liability arising from the disposition by such Holder of this Note or any interest therein in violation of this paragraph. The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of this Note. No sale, transfer, hypothecation, participation or assignment of this Note or any interest herein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. The Registrar shall record the transfer of this Note on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of (a) a written assignment of this Note (or the applicable interest therein), (b) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (c) such evidence of due execution as the Registrar shall reasonably require. The

                                                                [EXECUTION COPY]

Registrar shall record the transfer of this Note on the books maintained for such purpose at the cost and expense of the assignee.

            This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise.

            Issuer, for itself and its successors and assigns, hereby: (i) waives demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note or enforcing any of its remedies, (ii) agrees that Holder shall not be required first to institute suit or exhaust its remedies hereon against Issuer or others liable or to become liable hereon or to enforce its rights against them and (iii) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to Issuer. This Note, and the terms, conditions and provisions hereof, may not be changed, modified, amended or terminated except as provided in the Agreement.

            If an Event of Default, as defined in the Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Agreement.

            This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

            Notwithstanding anything to the contrary contained elsewhere in this Note or in any other Note Document, the Issuer and the Holder of this Note hereby agree that all agreements among them under this Note and the other Note Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to such Holder for the use, forbearance, or detention of the money loaned to the Issuer and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Note or any of the other Note Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance such Holder should ever receive anything of value deemed interest by Governing Law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Issuer. All sums paid or agreed to be paid to such Holder for the use, forbearance, or detention of the Obligations and other Indebtedness of the Issuer to the Holders, to the extent permitted by Governing Law, shall be amortized, prorated, allocated and spread

                                                                [EXECUTION COPY]

throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. For purposes of this paragraph, "HIGHEST LAWFUL RATE" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Note and the other Note Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of New York (or such other jurisdiction's law), in any case after taking into account, to the extent permitted by Governing Law, any and all relevant payments or charges under this Note and any other Note Documents executed in connection herewith, and any available exemptions, exceptions and exclusions. The terms and provisions of this paragraph shall control every other provision of this Note and all agreements among the Obligors and such Holder.

                                                                [EXECUTION COPY]

            IN WITNESS WHEREOF, the Issuer has executed this Note on the date first written above.

                              PSYCH SYSTEMS HOLDINGS, INC.,
                             a Delaware corporation


                              By:
                                    ------------------------
                                    Stephen DaRe
                                    Chief Financial Officer